As filed with the Securities and Exchange Commission on September 17, 1997



                                                   Registration No.  333-17767


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------
                           NICHE PHARMACEUTICALS, INC.
                 (Name of Small Business Issuer in its Charter)


     Delaware                       2834                       75-2376714
(State or other          (Primary Standard Industrial     (I.R.S. Employer
jurisdiction of          Classification Code No.)         Identification Number)
incorporation or
organization)
                                  200 North Oak
                                  P.O. Box 449
                              Roanoke, Texas 76262
                            Telephone: (817)491-2770
                            Telecopier: (817)491-3533
          (Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
                            -------------------------
                          Stephen F. Brandon, President
                           NICHE PHARMACEUTICALS, INC.
                                  200 North Oak
                                  P.O. Box 449
                              Roanoke, Texas 76262
                           Telephone: (817) 491-2770
                           Telecopier: (817) 491-3533
            (Name, address and telephone number of agent for service)
                            -------------------------


                                   Copies to:
Fred Skolnik, Esq.                                  Chase A. Caro, Esq.
Gavin C. Grusd, Esq.                                Caro & Graifman, P.C.
Certilman Balin Adler & Hyman, LLP                  60 East 42nd Street
90 Merrick Avenue                                   New York,  New York 10165
East Meadow, NY 11554                               Telephone: (212) 682-6000
Telephone: (516) 296-7000                           Telecopier: (212) 867-4762
Telecopier: (516) 296-7111

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ______________


     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o ------------


                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed Maximum     Proposed Maximum
                                                      Amount to be       Offering Price    Aggregate Offering         Amount of
Titles of Each Class of Securities to be Registered  Registered (1)       per Share (2)         Price (2)         Registration Fee
------------------------------------------------ --------------------  ------------------ ---------------------  -------------------

Common Shares                                             1,400,000          $5.00              $7,000,000           $2,121.00
Underwriter's Common Share Purchase                          140,000          ---               $      100              ---
  Warrants (3)
Common Shares (4)                                            140,000         $7.50               $1,050,000             $318.15
Common Shares (5)                                             20,000         $5.00               $  100,000            $  30.30
                                                                                                                     ------------
Total Registration Fee:                                                                                               $2,469.45 (6)
================================================ =======================  ===================== ==================  ================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement covers such additional indeterminate number of Common Shares and Underwriter's Common Stock Purchase Warrants (the "Underwriter's Warrants") as may be issued by reason of adjustments in the number of shares of Common Stock and Underwriter's Warrants pursuant to anti-dilution provisions contained in the Underwriter's Warrants. Because such additional shares of Common Stock and Underwriter's Warrants will, if issued, be issued for no additional consideration, no registration fee is required.

(2)  Estimated solely for the purpose of calculating the registration fee.


(3)  To be issued to the Underwriter.

(4)  Issuable upon exercise of the Underwriter's Warrants.

(5)  Registered on behalf of selling stockholder.

(6)  Previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 1997
PROSPECTUS
                           Niche Pharmaceuticals, Inc.
           1,400,000 Shares of Common Stock, par value $.01 per share
                        Offering Price Per Share - $5.00
                                 ---------------


     Niche Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby offers 1,400,000 shares of common stock, par value $.01 per share (the "Common Shares"). See "Risk Factors" and "Description of Securities." The "Risk Factors" section begins on page 6 of this Prospectus.

     The Company has applied for inclusion of the Common Shares on the Nasdaq SmallCap Market, although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. See "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading Market" and "Risk Factors - Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities."

     Prior to this offering (the "Offering"), there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price will be $5.00 per Common Share. The price of the Common Shares has been determined by negotiations between the Company and Clayton, Dunning & Company Inc., the underwriter of this Offering (the "Underwriter"), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. The Underwriter may enter into arrangements with one or more broker-dealers to act as co-agents of this Offering. For additional information regarding the factors considered in determining the initial public offering price of the Common Shares, see "Risk Factors - Arbitrary Offering Price; Possible Volatility of Stock Price," "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading Market," "Description of Securities" and "Underwriting."

     The Offering is being made on a "best efforts-all or none" basis. Funds received from subscribers will be deposited in escrow with First Union National Bank of Florida. If payment for all 1,400,000 Shares is not received by the Company within 45 days from the date hereof (which period may be extended for up to an additional 45 days at the option of the Company and the Underwriter) (the "Offering Period"), all such funds will be refunded to subscribers in full without interest or deduction. The Company has the right to reject any subscription in whole or in part. See "Underwriting."

     The registration statement of which this Prospectus forms a part also covers the resale of 20,000 Common Shares issued to a certain unaffiliated bridge lender (the "Selling Stockholder"). The Company will not receive any of the proceeds from the resale of the Common Shares by the Selling Stockholder. The Common Shares held by the Selling Stockholder may be resold at any time following the date of this Prospectus, subject to an agreement with the Underwriter restricting the transfer of such Common Shares for a period of two years without the Underwriter's consent. The resale of the Common Shares by the Selling Stockholder is subject to Prospectus delivery and other [Cover Continued on Next Page]
requirements  of the  Securities  Act of 1933, as amended (the "Act").  Sales of such Common Shares or the potential of such sales at any time may have an adverse effect on the market price of the Common Shares offered hereby. See "Principal and Selling Stockholders" and "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."
                                ----------------

          AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVES A
       HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK
             VALUE OF THE COMMON SHARES OFFERED HEREBY AND SHOULD BE
           CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR
              ENTIRE INVESTMENT. THESE ARE SPECULATIVE SECURITIES.
                       SEE "RISK FACTORS" AND "DILUTION."
                                ----------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                                            Price            Underwriting Discounts      Proceeds to
                                            to Public         and Commissions (1)         Company (2)

Per Share..........................           $5.00                 $.50                     $4.50
Total..............................        $7,000,000            $700,000                 $6,300,000



(1) Does not reflect additional compensation to be received by the Underwriter in the form of (i) a non-accountable expense allowance of $210,000 and (ii) a warrant (to be purchased by the Underwriter for $100) to purchase 140,000 Common Shares (10% of the total number of Common Shares sold pursuant hereto) (the "Underwriter's Warrant"), exercisable for a period of three years, commencing one year from the date of this Prospectus. The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Act. The Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable. See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company estimated at $550,000, including the Underwriter's non-accountable expense allowance referred to in footnote (1), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. See "Use of Proceeds" and "Underwriting."

                         CLAYTON, DUNNING & COMPANY INC.

                     The date of this Prospectus is , 1997.

     A SIGNIFICANT PORTION OF THE COMMON SHARES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH SALES MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, AS TO WHICH THERE CAN BE NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON SHARES THROUGH AND/OR WITH THE UNDERWRITER.

     ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE COMMON SHARES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREBY MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS - LACK OF PRIOR MARKET FOR COMMON SHARES; NO ASSURANCE OF PUBLIC TRADING MARKET."

                               PROSPECTUS SUMMARY


     The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, the information appearing herein does not give effect to the issuance of (a) 140,000 Common Shares upon exercise of the Underwriter's Warrant; or (b) 558,125 Common Shares upon the exercise of stock options and warrants that are currently outstanding or will be outstanding upon the consummation of the Offering. However, all references to Common Shares and prices per share in this Prospectus give retroactive effect to a 1.25 for 1 stock split effectuated on October 15, 1996 as part of the Company's reincorporation in the State of Delaware. See "Management-Stock Options," "Certain Relationships and Related Transactions" and "Underwriting." Each prospective investor is urged to read this Prospectus in its entirety.


                                   The Company

     Niche Pharmaceuticals, Inc. (the "Company") manufactures through third party contractors, and markets and distributes, non-prescription pharmaceutical and nutraceutical dietary supplement products. The Company seeks to exploit product niches that have generally been overlooked or neglected by the major drug companies because of the relatively small perceived size of the market for such products. The Company's current products are a patented, state-of-the-art, sustained release magnesium supplement marketed under the name Mag-Tab(R)SR, and a dietary fiber supplement marketed as Unifiber(R).


     The Company markets its products to virtually all of the drug and dietary supplement wholesalers in the United States which, in turn, supply retail pharmacies, numerous state and federal institutions, and group and managed care purchasing organizations ("GPOs") acting on behalf of hospitals, extended care facilities and nursing homes. In order to secure meaningful retail distribution and create a loyal core of physicians, pharmacists, dietary specialists and other health care professionals to recommend the use of its products, the Company's marketing strategy includes direct marketing and promotional programs aimed at such persons. See "Business - Sales and Marketing."

     The Company's founders and current management team are individuals who have significant experience in the domestic and international sales and marketing of prescription and non-prescription pharmaceutical products. See "Management."

         The Company intends to use a substantial portion of the net proceeds of the Offering to increase its sales promotion and marketing efforts, hire additional sales personnel, acquire or license additional niche products, and undertake research and development activities on existing and acquired products. See "Use of Proceeds."

     The Company commenced operations in 1991 as a Texas corporation, and was reincorporated as a Delaware corporation on October 15, 1996. The Company maintains its executive offices at 200 North Oak, Roanoke, Texas 76262; telephone number (817) 491-2770.


         See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  The Offering


Common Shares Being Offered .......   1,400,000 shares

Common Shares Outstanding Prior to
the Offering ......................   1,119,227 shares

Common Shares to be Outstanding
After the Offering (1).............   2,519,227 shares


Use of Proceeds....................   The  net  proceeds  to the  Company  from
                                      the sale of the 1,400,000 Common Shares offered hereby are estimated to be $5,750,000 The net proceeds are expected to be applied in the following approximate percentages for the following purposes:
                                      marketing and advertising (33.7%),
                                      repayment of indebtedness (12.3%), hiring of additional personnel (9.6%), product acquisition (8.7%), research and develop-ment (5.2%) and working capital (30.5%).
                                      See "Use of Proceeds."



Risk Factors......................    An investment in the securities  offered
                                      hereby involves a high degree of risk and immediate substantial dilution of the book value of the Common Shares and should be considered only by persons who can afford the loss of their entire investment. See
                                      "Risk Factors" and "Dilution."



Proposed Nasdaq SmallCap Market
 Symbol(2).........................    NCHE
-----------------



(1) Does not give effect to the issuance of (i) 140,000 Common Shares upon exercise of the Underwriter's Warrant; or (ii) 558,125 Common Shares upon the exercise of stock options and warrants that are currently outstanding or will be outstanding upon the consummation of the Offering. See "Management-Stock Options," "Certain Relationships and Related Transactions" and "Underwriting."

(2) Although the Company has applied for inclusion of the Common Shares on the Nasdaq SmallCap Market, there can be no assurance that the Company's securities will be included for quotation, or, if so included, that the Company will be able to continue to meet the requirements for continued inclusion, or that a public trading market will develop or, if such market develops, that it will be sustained. See "Risk Factors - Lack of Prior Market for Common Shares; No Assurance of Public Trading Market."


                          Summary Financial Information


     The following summary financial information has been derived from the financial statements of the Company included elsewhere in this Prospectus. The information should be read in conjunction with the financial statements and the related notes thereto. All amounts are in dollars except number of Common Shares. See "Financial Statements."


Statement of Operations Data

                                                      Six Months Ended                     Year Ended
                                                           June 30,                        December 31
                                                      -------------------                ----------------
                                                     1997            1996               1996          1995
                                                     ----            ----               ----          ----

Revenues . . . . . . . . . . . . . . . . . .        $ 469,514     $533,276            $1,127,316   $ 606,268
Gross profit . . . . . . . . . . . . . . . .          313,985      337,293               728,501     423,122
Operating income (loss) . . . . . . . . . . . . .     (84,856)     (21,194)             (273,958)     88,181
Net (loss)(1). . . . . . . . . . . . . . . .         (400,005)    (122,256)             (499,639)     (1,003)
 Net (loss) per share(1) . . . . . .                     (.36)        (.11)                (.45)       ---
Weighted average number
  of Common Shares outstanding. . .                 1,101,904     1,101,500            1,101,500    1,101,500


Balance Sheet Data

                                                        June 30, 1997                       December 31,1996

                                               Actual              As Adjusted(2)                Actual

Working capital (deficit) . . . .  . . .      $(745,816)             $4,709,184                  $(623,244)
Total assets. . . . . . . . . . . . . . . .   1,500,789               6,542,789                  1,884,243
Total liabilities. . . . . . . . . . . . . .   2,278,782              1,570,782                  2,500,831
Total stockholders' equity (deficit)            (777,993)             4,972,007                   (616,588)


----------------


(1) Results for six months ended June 30, 1997 give effect to amortization of deferred financing costs of $203,420 ($.18 per share).

(2) Adjusted to give effect of the receipt and application of the net proceeds of approximately $5,750,000 from the sale of the Common Shares offered hereby. See "Use of Proceeds."

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the financial statements herein.


     1. Going Concern Uncertainty; No History of Earnings; Accumulated Deficit; Working Capital Deficit and Stockholders' Deficit. The report of the Company's independent auditors on the Company's financial statements for the years ended December 31, 1996 and 1995 indicates that such financial statements have been prepared assuming that the Company will continue as a going concern, and references a note to such financial statements which states that such financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern, and the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The note states that the ability of the Company to continue as a going concern is dependent upon the success of the Company's marketing efforts and its ability to obtain sufficient funding to continue operations. The Company has suffered recurring losses since inception and for the year ended December 31, 1996 and six months ended June 30, 1997, the Company had net losses of $499,639 and $400,005, respectively. As of December 31, 1996 and June 30, 1997, the Company's accumulated deficit totaled $1,117,600 and $1,517,605, respectively. In addition, as of December 31, 1996 and June 30, 1997, the Company had a working capital deficit of $623,244 and $745,816, respectively. Moreover, as of December 31, 1996 and June 30, 1997, the Company had a stockholders' deficit of $616,588 and $777,993, respectively. Further, as noted above, a substantial portion of the Company's assets consists of intangible assets. The amortization expense with respect thereto will have a material adverse effect upon the Company's results of operations. There can be no assurance that the Company will be able to operate profitably. The Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, potential negative publicity with respect to the Company's industry and products, and intense competition. Many of the risks may be beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market and sell enough products to generate sufficient revenues to continue as a going concern. See "Business" and "Financial Statements."

     2. Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's cash requirements have been and will continue to be significant. The Company is dependent on the proceeds from this Offering in order to further expand its operations. The Company intends to use approximately $708,000, or 12.3% of the net proceeds of this Offering, to repay certain indebtedness;
accordingly, such amount will not be available to fund future business activities. The Company plans to increase the reach and frequency of its advertising and marketing programs and the expansion and enhancement of its infrastructure, including, without limitation, hiring additional personnel and engaging consultants for particular tasks, such as marketing and computer system enhancement and other projects, all of which the Company has designed to be implemented over the 18 month period following the closing date of the Offering. Based on the foregoing, the Company believes that the net proceeds of this Offering, together with anticipated increased revenues from operations, will be sufficient to conduct the Company's operations for at least 18 months. In the event that the Company's plans change, or the costs of operations prove greater than anticipated, the Company could be required to curtail its expansion plans or seek additional financing sooner than currently anticipated. The Company believes that its operations would be restricted absent expansion. The Company has no current arrangements with respect to additional financing and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See "Use of Proceeds" and "Management's Discussion and Analysis Liquidity and Capital Resources."


     3. Inexperience of Underwriter. This is the first offering underwritten by the Underwriter. There can be no assurance that the Underwriter's limited experience will not adversely affect the development of a trading market for, or liquidity of, the Company's securities. Therefore, purchasers of the Common Shares offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment. See "Underwriting."

     4. No Firm Commitment; Escrow of Investors' Funds. This is a "best efforts" offering and there is no firm commitment on the part of anyone to purchase all or any part of this Offering, and no assurance can be given that the Offering will be sold. If the Offering is not sold during the Offering Period, the Offering will terminate and any monies received from subscribers will be returned without interest thereon or deduction therefrom. In such event, subscribers will have lost the use of and interest on their funds during such Offering Period. See "Underwriting."

     5. Dependence on Key Management and Qualified Personnel. The Company is highly dependent upon the efforts of its senior management. The loss of the services of one or more members of the senior management could significantly impede the achievement of development objectives. Although the Company intends to obtain a $1,000,000 key-man insurance policy on the life of each of Stephen
F. Brandon, Chairman of the Board, Chief Executive Officer and President of the Company, and Thomas F. Reed, Executive Vice President - Corporate Development and a Director of the Company, the Company does not believe the proceeds of any policies obtained would be adequate to compensate for the loss of either of them. It is noted that Jean R. Sperry, a Vice President and a director of the Company, will only devote 10% of his working time to the Company's business. The Company is also highly dependent upon its ability to attract and retain qualified key management personnel. There is always competition for qualified personnel in the areas of the Company's activities, and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its existing business and its expansion into areas and activities requiring additional expertise, such as marketing. The loss of, or failure to recruit, managerial personnel could have a material adverse effect on the Company. In addition, the Company relies on consultants to assist it in formulating its research and development strategy and in conducting clinical trials of its products. All of the Company's consultants are employed by other employers, or are principals of other companies or professional practices, and each such consultant may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to the Company. See "Management."

     6. Reliance on Two Products. The Company currently relies entirely on the sales of its two products, Mag-Tab(R)SR and Unifiber(R), to produce revenues. Revenues from the sale of Mag-Tab(R)SR and Unifiber(R) (i) for the year ended December 31, 1996 were approximately $573,000, or 50.8% of revenues, and approximately $554,000, or 49.2% of revenues, respectively, and (ii) for the six months ended June 30, 1997 were approximately $210,000, or 44.8% of revenues, and approximately $259,000, or 55.2% of revenues, respectively. Although the Company plans to seek other product acquisitions in the future, sales of these two products are expected to account for all of the Company's revenues for the foreseeable future. Certain factors, such as a decline in market demand, no future market acceptance and increased competition for superior or alternative products, could have a material adverse effect on the Company's financial condition and results of operations. See "Business - Products."

     7. Dependence on Major Customers. A significant portion of the Company's products is ultimately sold or supplied to consumers and patients through pharmacies throughout the United States. However, the Company does not supply these outlets directly. The Company markets its products to virtually all of the drug and dietary supplement wholesalers in the United States which, in turn, supply pharmacies, healthcare institutions, and GPOs acting on behalf of healthcare institutions. For the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, four drug and dietary supplement wholesalers accounted for 28% and 28%; 15% and 22%; 15% and 13%; and 14% and 11% of the Company's revenues, respectively. Although each of these wholesalers currently supplies most of the pharmacies, GPOs and healthcare institutions on a nonexclusive basis, the loss of any one of these customers could have a material adverse effect on the Company's financial condition and results of operations. See "Business - Sales and Marketing."


     8. No Manufacturing Capability or Experience; Dependence on Others. The Company currently does not have facilities or personnel capable of directly manufacturing any of its own products. The Company has no current plans to manufacture its products and is dependent on third parties in this regard.


     The Company has an exclusive agreement (the "Schering Agreement") with Schering Corporation ("Schering") for the manufacture of Mag-Tab(R)SR. Schering, a Food and Drug Administration ("FDA") regulated company, manufactures Mag-Tab(R)SR for the Company at FDA Good Manufacturing Practices standards ("GMPs") for drug products, although, as a nutritional supplement, Mag-Tab(R)SR is not required to comply with those standards. The Company relies solely on Schering for the manufacture and packaging of this product. Pursuant to the Schering Agreement, Schering supplies all raw materials and packaging components for the production of Mag-Tab(R)SR according to the Company's specifications, and Schering utilizes the quality control and manufacturing processes provided by the Company. The Schering Agreement became effective as of July 1, 1997 and the initial term of the Schering Agreement expires five years after the date of the Company's first purchase order. The Schering Agreement, which replaced a previous two-year agreement with similar terms, is automatically renewable for successive two year terms, unless written notice of termination is given by either party at least one year prior to the expiration of the initial or a successive term. The terms of the Schering Agreement provide that, in the event of early termination by Schering, Schering will, at the Company's request, provide the Company with a supply of Mag-Tab(R)SR up to the total amount of product purchased by the

Company in the previous year. In the event the Schering Agreement is terminated or expires and the Company does not renew its relationship with Schering, the Company believes, but cannot assure, that it will be able to engage an alternative manufacturer on comparable terms to the Schering Agreement to manufacture Mag-Tab(R)SR at drug product GMPs levels.


     Until December 31, 1996, the Company's Unifiber(R) product was manufactured by Bertek Pharmaceuticals Inc. (formerly Dow Hickam Pharmaceuticals Inc.) ("Bertek"), a subsidiary of Mylan Pharmaceuticals Inc., pursuant to an agreement (the "Bertek Agreement") under which the Company acquired the rights to Unifiber(R). Pursuant to the Bertek Agreement, Bertek continued to manufacture the Unifiber(R) product in sufficient quantity to meet the Company's projected sales needs through 1997 and the Company has a six month supply, based on current sales levels, of Unifiber(R) in inventory. In September 1997, the Company entered into an exclusive agreement (the "IFP Agreement") with IFP, Inc. ("IFP") for the manufacture of Unifiber(R). The Company relies solely on IFP for the manufacture and packaging of this product. Pursuant to the IFP Agreement, IFP supplies all raw materials and packaging components for the production of Unifiber(R) according to the Company's specifications, and IFP utilizes the quality control and manufacturing processes provided by the Company. The IFP Agreement became effective as of September 1, 1997 and the initial term of the IFP Agreement expires three years after the date of the Company's first purchase order. The IFP Agreement is automatically renewable for successive two year terms, unless written notice of termination is given by either party at least one year prior to the expiration of the initial or a successive term. The terms of the IFP Agreement provide that, in the event of early termination by IFP, IFP will, at the Company's request, provide the Company with a supply of Unifiber(R) up to the total amount of product purchased by the Company in the previous year. In the event the IFP Agreement is terminated or expires and the Company does not renew its relationship with IFP, the Company believes, but cannot assure, that it will be able to engage an alternative manufacturer on comparable terms to the IFP Agreement to manufacture Unifiber(R).

     Although the Company's policy is to maintain an approximately three month supply of each of Mag-Tab(R)SR and Unifiber(R) (as noted above, the Company has a six month supply of Unifiber(R)), the failure to engage, or delays in engaging, a manufacturer for either product could result in the Company being unable to fill orders on a timely basis, or at all, resulting in cancellation of orders, reduced sales, loss of customers, loss of goodwill, and other events which could have a material adverse effect on the Company. Additionally, if the Company is unable to engage a manufacturer on terms at least as favorable as the Schering Agreement or the IFP Agreement, the costs of goods sold may be raised, reducing profit margins. See "Business - Manufacturing."


     9. Uncertainty of Third Party Reimbursement and Product Pricing. Although reimbursement or funding from third party healthcare payors currently represents an immaterial portion of the Company's revenues, future profitability of the Company may depend in part upon the availability of reimbursement or funding from third party healthcare payors such as government programs (e.g., Medicaid), private insurance plans and managed care plans. The United States Congress is considering a number of legislative and regulatory reforms that may affect companies engaged in the healthcare industry in the United States. Although the Company cannot predict whether these proposals will be adopted or the effects such proposals may have on its business, the existence and pendency of such proposals could have a material adverse effect on the Company.


     In addition, third party payors are continuing their efforts to contain or reduce the cost of healthcare through various means. For example, third party payors are increasingly challenging the prices charged for medical and healthcare products and services. A third party payor may deny reimbursement if it determines that a product was not used in accordance with cost-effective treatment methods or for other reasons. There can be no assurances that Mag-Tab(R)SR and Unifiber(R) will continue to qualify for reimbursement by Medicaid in accordance with guidelines established by the Health Care Financing Administration, by state government payors, or by commercial insurance carriers. Also, the trend toward managed healthcare in the United States and the concurrent growth of organizations, such as health maintenance organizations, which can control or significantly influence the purchase of healthcare services and products, as well as legislative proposals to reform healthcare or reduce government insurance programs, may result in lower prices for pharmaceutical products. The cost containment measures that healthcare providers are instituting and the effect of any healthcare reform could materially adversely affect the Company's ability to sell its products. See "Business - Third Party Reimbursement."


     10. Uncertainty of Protection of Patents and Proprietary Rights. The Company's success will depend in part on its ability to obtain and enforce patent protection for its patented products, preserve its trade secrets, and operate without infringing on the proprietary rights of third parties, both in the United States and in other countries. In the absence of patent protection, the Company's business may be adversely affected by competitors who develop substantially equivalent technology. Because of the substantial length of time and expense associated with bringing new products through development to the marketplace, the pharmaceutical and nutraceutical industries place considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. The Company currently owns a United States patent related to its Mag-Tab(R)SR product which will expire in March 2008, and a patent application relating to Mag-Tab(R)SR is pending in Canada. The Unifiber(R) technology is not patentable. The trademark "Unifiber(R)" is registered in the United States. See "Business - Patents and Proprietary Information."

     There can be no assurance that the Company will have sufficient resources to protect its patent from infringers, that the Company will acquire or develop additional products that are patented or patentable, or that present or future patents will provide sufficient protection to the Company's present or future technologies, products and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information, design around the Company' s current patents or future patents, or obtain access to the Company's know-how, or that others will not successfully challenge the validity of the Company's current patent or future patents, or be issued patents which may prevent the sale of one or more of the Company's products, or require licensing and the payment of significant fees or royalties by the Company to third parties in order to enable the Company to conduct its business. No assurance can be given as to the degree of protection or competitive advantage any patents issued to the Company will afford, the validity of any such patents or the Company's ability to avoid infringing any patents issued to others. Further, there can be no guarantee that any patents issued to, or acquired or licensed by, the Company will not be infringed by the products of others. Litigation and other proceedings involving the defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related research and development activities or sales of infringing products. See "Business - Patents and Proprietary Rights."

     11. Significant Competition. The Company is engaged in the pharmaceutical and nutraceutical industry, which is characterized by extensive research efforts, rapid technological progress and intense competition. There are many public and private companies, including well-known companies engaged in developing and marketing pharmaceuticals and nutraceuticals, that represent significant competition to the Company. Existing products and therapies and improvements thereto do and will compete directly with products the Company manufactures and markets, and may manufacture and market in the future. Many of the Company's competitors have substantially greater financial and technical resources, production and marketing capabilities and experience than does the Company.

     Competitors who do not rely on third party contract manufacturers may be able to compete more effectively on price. Additionally, other technologies are, or may in the future become, the basis for competitive products. Competition may increase further as a result of the potential advances from structure-based drug design and greater availability of capital for investment in this field. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than the Company's products or products which the Company may acquire in the future, or that would render the Company's technology and products obsolete or noncompetitive. See "Business - Competition."

     12. Dependence on Market Acceptance of Company's Products. The Company's continued success will depend upon broad acceptance and adoption by physicians and dietary specialists of the Company's products and the therapeutic benefits of such products, as well as the Company's ability to broaden sales of its products to patients of these physicians and dietary specialists. In order to penetrate this market more effectively, the Company has expanded its sales and marketing activities, including targeted direct mail, field sales activity, attendance at medical conventions and meetings, development of product advocate programs, medical and trade journal advertising and telemarketing. There can be no assurance that these or other activities or programs will be successful in obtaining broader market acceptance for the Company's products. Failure to do so could have a material adverse effect on the Company's business. See "Business - Sales and Marketing."


     13. Potential of Material Adverse Effect of Product Liability Claims on the Company. The Company's business involves the risk of product liability claims inherent to the pharmaceutical business. If such claims arise in the future they could have a material adverse impact on the Company. The Company maintains product liability insurance on an occurrence basis in the amount of $3 million per occurrence and an aggregate amount of $3 million per policy term period. The term of the policy is 12 months which is renewable for successive 12 month periods. Additionally, the Company attempts to reduce its risk by obtaining indemnity undertakings with respect to such claims from the third party contract manufacturers of its products. There is no assurance that such coverage or indemnification will be sufficient to protect the Company from product liability claims, or that product liability insurance will be available to the Company at reasonable cost, if at all, in the future. Currently, there are no pending or threatened claims known to the Company. See "Business - Product Liability Insurance; Indemnification."


     14. Possible Significant Impact of Consumer Laws and Government Regulation on the Company's Business and Products. The Company is subject to the Federal Food, Drug and Cosmetics Act (including the Dietary Supplement Health and Education Act of 1994), the Federal Trade Commission Act, the Fair Packaging and Labeling Act, the Consumer Product Safety Act, the Federal Hazardous Substance Act and product safety laws in foreign jurisdictions as well as to the jurisdiction of the Consumer Product Safety Commission. Such regulation subjects the Company to the possibility of requirements of repurchase or recall of products found to be defective and the possibility of fines, penalties, seizure of its products, injunction, and criminal prosecution for repeated violations of the law. The FDA regulates product labeling, including product claims. The Federal Trade Commission ("FTC") also regulates product claims made in advertising. Existing and future government regulations could impact certain products of the Company. Additionally, products which the Company may acquire in the future (if any) may be subject to FDA approval and regulation, which could be time consuming and costly. See "Business - Government Regulation."

     15. Risks Attendant to Expansion. The Company intends to utilize a significant portion of the net proceeds of this Offering to expand its business. In this regard, the Company intends to allocate a substantial portion of the net proceeds for the following purposes: approximately $1,940,000, or 33.7% of the net proceeds, to market and advertise the Company's products, approximately $500,000, or 8.7% of the net proceeds, to acquire new products and approximately $1,752,000, or 30.5% of the net proceeds, for working capital, including general administrative costs. Many of the risks of expansion may be unforeseeable or beyond the control of management. At present the Company has not identified any product acquisition candidates, and it does not have any current plans, proposals or arrangements with respect to any acquisitions; however, it is actively seeking such candidates. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that the Company will be able to generate sufficient revenue to continue as a going concern. Furthermore, there can be no assurance that the Company will identify any acquisition candidates or, if it does, that it will be able to reach any agreements to acquire such products on terms acceptable to the Company. To the extent that the Company may enter into any agreements with related parties in the future (of which none are presently contemplated), the Company anticipates that the terms of such agreements will be commercially reasonable and no less favorable to the Company than the Company could obtain from unrelated third parties. Additionally, the Company intends that such agreements will be approved by a majority of disinterested directors. See "Use of Proceeds" and "Business - General."

     16. Control by Existing Management and Stockholders; Effect of Certain Anti-Takeover Considerations. Upon completion of the Offering, the Company's directors, executive officers and certain principal stockholders and their affiliates will own beneficially approximately 37% of the

Common Shares. Accordingly, such holders, if acting together, may have the ability to exert significant influence over the election of the Company's Board of Directors and other matters submitted to the Company's stockholders for approval. The voting power of these holders may discourage or prevent any proposed takeover of the Company unless the terms thereof are approved by such holders. Pursuant to the Company's Certificate of Incorporation, Preferred Shares may be issued by the Company in the future without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Shares that may be issued in the future. The issuance of Preferred Shares could have the effect of discouraging a third party from acquiring a majority of the outstanding Common Shares of the Company and preventing stockholders from realizing a premium on their Common Shares. The Certificate of Incorporation also provides for staggered terms for the members of the Board of Directors. A staggered Board of Directors and certain provisions of the Company's by-laws and of Delaware law applicable to the Company could delay or make more difficult a merger, tender offer or proxy contest involving the Company. See "Management," "Principal and Selling Stockholders" and "Description of Securities."


     17. Management's Broad Discretion in Application of Proceeds. The Company intends to use the net proceeds of this Offering as described in the "Use of Proceeds" section of this Prospectus for the following purposes: approximately $1,940,000, or 33.7% of the net proceeds, to market and advertise the Company's products, approximately $708,000, or 12.3% of the net proceeds, to repay indebtedness (including approximately $295,487, or 5.1% of the net proceeds, to repay a loan to Mr. Brandon), approximately $550,000, or 9.6% of the net proceeds, to hire additional personnel, approximately $500,000, or 8.7% of the net proceeds, to acquire new products, approximately $300,000, or 5.2% of the net proceeds, for research and development, and approximately $1,752,000, or 30.5% of the net proceeds, for working capital. However, management of the Company has broad discretion to adjust the application and allocation of such net proceeds in order to address changed circumstances and opportunities, including, without limitation, the possible acquisition of additional products which the Company has not yet identified. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. Pending use of the proceeds, the funds will be invested in certificates of deposit, high grade commercial paper and government securities or other low risk investments. See "Use of Proceeds."

     18. Arbitrary Offering Price; Possible Volatility of Stock Price. The initial public offering price of the Common Shares was determined by negotiation between the Company and the Underwriter, may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. Among the factors considered in determining the price of the Common Shares were the history of, and prospects for, the industry in which the Company operates, estimates of the business potential of the Company, the present state of the development of the Company's business, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets at the time of this Offering, and the demand for similar securities of comparable companies. It should be noted that the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. Frequently, such fluctuations have been unrelated or disproportionate to the operating performance of such companies. These fluctuations, as well as general economic and market conditions, may have a material adverse effect on the market price of the Common Shares. See "Description of Securities," "Underwriting" and "Financial Statements."



     19. Lack of Prior Market for Common Shares; No Assurance of Public Trading Market. Prior to this Offering, no public trading market existed for the Common Shares. There can be no assurances that a public trading market for the Common Shares will develop or that a public trading market, if developed, will be sustained. Although the Company anticipates that, upon completion of this Offering, the Common Shares will be eligible for inclusion on the Nasdaq SmallCap Market, no assurance can be given that the Common Shares will be listed thereon. Under prevailing rules of The Nasdaq Stock Market, Inc., in order to qualify for initial quotation of securities on the Nasdaq SmallCap Market, a company, among other things, must have (i) either net tangible assets (i.e., net of goodwill) of $4,000,000, a market capitalization of $50,000,000 or net income for the latest fiscal year or two of the last three fiscal years of $750,000,
(ii) a minimum market value of public float of $5,000,000, (iii) a minimum bid price of $4.00 per share, and (iv) either one year of operating history or a market capitalization of $50,000,000. For continued listing on the Nasdaq SmallCap Market, a company must have, among other things, (i) either net tangible assets of $2,000,000, a market capitalization of $35,000,000, or net income for the latest fiscal year or two of the last three fiscal years of $500,000, (ii) a minimum market value of public float of $1,000,000 and (iii) a minimum bid price of $1.00 per share. In order to be included on the Nasdaq SmallCap System, the Company also will need a minimum of three market makers for its Common Shares. A minimum of two market makers is required for continued inclusion. Additionally, for both initial listing and continued listing on the Nasdaq SmallCap Market, companies must have at least two independent directors, an Audit Committee, a majority of the members of which must be independent directors, and at least 300 round lot shareholders (i.e., holders of 100 or more shares).

     If the Company is unable to satisfy the requirements for quotation on the Nasdaq SmallCap Market under the current rules, trading, if any, in the Common Shares offered hereby would be conducted in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may adversely affect the liquidity of the market for the Company's securities. If a trading market does in fact develop for the Common Shares offered hereby, there can be no assurance that it will be maintained. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00 per share, if the price of the Common Shares falls below such threshold, unless such Common Shares qualify for an exemption from the "penny stock" rules, such as a listing on the Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral. Such factors could have a material adverse effect on the market for the Common Shares. See "Risk Factors - 'Penny Stock' Regulations May Impose Certain Restrictions on Marketability of Securities" and "Underwriting."

     Although it has no legal obligation to do so, the Underwriter may from time to time act as a market maker and may otherwise effect and influence transactions in the Company's securities. However, there is no assurance that the Underwriter will continue to effect and influence transactions in the Company's securities. The prices and liquidity of the Company's Common Shares may be significantly affected by the degree, if any, of the Underwriter's participation in the market. The Underwriter may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Company's Common Shares may be materially adversely affected by the fact that a significant portion of the Common Shares may be sold to customers of the Underwriter.


     The Underwriter has agreed, but is not obligated, to act as a market maker for the Company's Common Shares. Although the Company anticipates that it will have additional market makers, it has not identified any as of the date of this Prospectus. If the Company cannot engage additional market makers, it may not satisfy the requirements for inclusion, or continued listing, on the Nasdaq SmallCap Market.


     20. "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities. The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If, as anticipated, the Common Shares offered hereby are accepted for quotation on the Nasdaq SmallCap Market upon the completion of this Offering, such securities will initially be exempt from the definition of "penny stock." If the Common Shares offered hereby are removed from listing on the Nasdaq SmallCap Market at any time, the Company's Common Shares may become subject to rules that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's Common Shares and may affect the ability of purchasers in this Offering to sell the Company's Common Shares in the secondary market as well as the price at which such purchasers can sell any such Common Shares.

     21. Immediate and Substantial Dilution; Equity Securities Sold Previously at Below Offering Price. Upon completion of this Offering, without giving effect to the exercise of the Underwriter's Warrant, the pro forma net tangible book value per share of the Company's Common Shares as of June 30, 1997 would have been $1.48. At the initial public offering price of $5.00 per share, investors in this Offering will experience an immediate dilution of approximately $3.52 or 70% in net tangible book value per share, and existing investors will experience an increase of approximately $3.13 per share. The present stockholders of the Company have acquired their respective equity interest at costs substantially below the public offering price. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses. The exercise of certain options and warrants granted or anticipated to be granted to Stephen F. Brandon, Thomas F. Reed, Jean R. Sperry, Allan R. Avery and J. Leslie Glick, the executive officers and directors of the Company, and an affiliate of Mr. Avery to purchase up to an aggregate of 547,500 Common Shares will result in further dilution to the public investors. Messrs. Brandon, Reed, Sperry and Avery, and Dr. Glick are subject to an agreement with the Underwriter restricting the transferability of their Common Shares for a period of two years from the date of this Prospectus without the consent of the Underwriter. See "Dilution," "Management - Stock Options," "Certain Relationships and Related Transactions" and "Underwriting."

     22. No Dividends. The Company has never paid any dividends on its Common Shares and does not intend to pay dividends on its Common Shares in the foreseeable future. Any earnings which the Company may realize in the foreseeable future are anticipated to be retained to finance the growth of the Company. See "Dividend Policy."

     23. Shares Eligible for Future Sale May Adversely Affect the Market. All of the Company's outstanding Common Shares are "restricted securities" and, in the future, may be sold in compliance with Rule 144 or pursuant to registration under the Act (see discussion below with respect to the Bridge Lenders). Rule 144 currently provides, in essence, that a person holding "restricted securities" for a period of one year may sell an amount every three months up to the greater of (a) one percent of the Company's issued and outstanding securities of that class of securities or (b) the average weekly volume of sales of such securities during the four calendar weeks preceding the sale if there is adequate current public information available concerning the Company. Additionally, non-affiliates (who have not been affiliates of the Company for at least three months) may sell their "restricted securities" in compliance with Rule 144 without volume limitations after they have held such securities for a period of two years. An aggregate of 1,001,500 Common Shares have been owned by the holders thereof (all affiliates of the Company) for more than two years. However, an aggregate of 965,000 of such Common Shares, as well as 72,727 other Common Shares, are subject to an agreement with the Underwriter restricting their transferability for a period of two years without the Underwriter's consent. Additionally, the holders of an aggregate of 61,500 Common Shares have entered into an agreement with the Underwriter restricting the transferability of such Common Shares for a period of six months.

     The Company is registering for resale the 20,000 Common Shares issued to the bridge lender (the "Bridge Lender") in the Company's Bridge Financing Transaction. Such shares may be resold at any time following the date of this
Prospectus, subject to an agreement between the Bridge Lender and the Underwriter restricting the transferability of such Common Shares for a period of two years without the Underwriter's consent. Prospective investors should be aware that the possibility of resales by the Selling Stockholder and other stockholders of the Company may have a material depressive effect on the market price of the Company's Common Shares in any market which may develop, and, therefore, the ability of any investor to sell his Common Shares may be dependent directly upon the number of

Common Shares that are offered and sold. See "Bridge Financing" and "Principal and Selling Stockholders."


                                 USE OF PROCEEDS


     The net  proceeds  to the  Company  from the sale of the  1,400,000  Common
Shares offered hereby, are estimated to be $5,750,000 (after deducting underwriting discounts of $700,000 and other expenses of this Offering estimated to be $550,000 including the Underwriter's non-accountable expense allowance in the amount of 3% of the gross proceeds of the Offering) (but not considering any exercise of the Underwriter's Warrant). The Company, based upon all currently available information, intends to utilize such net proceeds approximately as follows:


                                          Approximate             Approximate
                                          Amount of               Percentage
                                         Net Proceeds            of Net Proceeds


Marketing and advertising (1)             $1,940,000                   33.7%

Repayment of indebtedness (2)                708,000                   12.3%

Hiring of additional personnel (3)           550,000                    9.6%

Product acquisition (4)                      500,000                    8.7%

Research and development (5)                 300,000                    5.2%

Working capital (6)                        1,752,000                   30.5%
                                             ---------                 -----

 Total                                     $5,750,000                 100.0%
                                            =========                 ======


(1) The Company intends to utilize funds to create sales force literature, sales brochures and advertisements, hold educational symposia for physicians, undertake medical, pharmacy and trade journal advertising and direct mail campaigns, and supply product samples to physicians and pharmacies.


(2) To be used for the repayment of (i) a promissory note in the aggregate principal amount of $100,000, issued in connection with the Company's Bridge Financing transaction; (ii) a certain loan made to the Company by Mr. Brandon in January 1991, currently in the principal amount of $295,487, which is due in January 1999, and which may be prepaid without penalty; and
     (iii) a term loan in the principal amount of $300,000 made to the Company by a bank. Interest accrues on the Bridge Financing promissory note at the rate of 10% per annum. Interest accrues on Mr. Brandon's loan at the rate of 10% per annum and is paid monthly. Interest accrues on the bank loan at a rate equal to the prime rate of interest plus 1% per annum. See "Bridge Financing" and "Certain Relationships and Related Transactions."

(3) Upon the closing of this Offering, the Company intends to hire additional employees, including a national field sales manager and ten to twelve field sales representatives.

(4) Part of the Company's strategy to develop its business includes the acquisition of unique products that meet important patient needs in the underserved, neglected areas of medicine and healthcare (a strategy that the Company pursued in the acquisition of Mag-Tab(R)SR and Unifiber(R)). It is anticipated that, if less than the full amount or none of the proceeds allocated for product acquisition is utilized for such purpose, the unused amount will be reallocated to working capital. At present, the Company has not identified any acquisition candidates, but it is actively seeking such opportunities. See "Business General."

(5) The Company intends to fund clinical studies of its products and research on new formulations of Mag-Tab(R)SR, including a liquid, a unit dosage package, and a combination magnesium supplement product containing other nutrients. See "Business - Products - Mag-Tab(R)SR."

(6) To be used for general operating and overhead expenses, the manufacture of product, and the payment of a $250,000 installment payment, due in March 1998, in connection with the acquisition of the rights to Unifiber(R). See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business - General."


     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company, at its discretion.

     The Company believes that the proceeds of this Offering will enable it to increase its annual revenues through the expansion of its business and development of product lines. As a result, the Company believes that the net proceeds of this Offering, together with anticipated increased revenues from operations, will be sufficient to conduct the Company's operations for at least 18 months.


     It is anticipated that, to the extent that the Company's expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions. The Underwriting Agreement generally restricts the Company from issuing additional equity or debt securities, in either public or private offerings, or from obtaining debt financing, for a period of three years following the date of this Prospectus without the prior written approval of the Underwriter, which approval may not be unreasonably withheld. Even if the Underwriter consents to the Company obtaining debt financing, there can be no assurance that such additional financing, if available, will be on terms commercially reasonable or acceptable to the Company. See "Risk Factors - Dependence on Offering Proceeds; Possible Need for Additional Financing" and "Risk Factors - Risks Attendant to Expansion."


     Pending use of the proceeds, the funds will be invested in certificates of deposit, high grade commercial paper and government securities, or other low risk investments.

                                    DILUTION


     All references herein to pro forma net tangible book value and pro forma net tangible book value per Common Share assume no exercise of the Underwriter's Warrant. See "Bridge Financing" and "Underwriting."

     As of June 30,  1997,  the Company had an  aggregate  of  1,174,227  Common
Shares outstanding and a net tangible book value deficit of ($1,938,615), or ($1.65) per Common Share. Net tangible book value (deficit) per share represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of Common Shares outstanding.

     After giving effect to the sale of 1,400,000 Common Shares by the Company at the Offering price of $5.00 per Common Share, with net proceeds of $5,750,000, the pro forma net tangible book value of the Company as of June 30, 1997 would be $3,811,385, or $1.48 per Common Share. This amount represents an immediate dilution (the difference between the price per Common Share to purchasers in this Offering and the pro forma net tangible book value per Common Share as of June 30, 1997, after giving effect to the issuance of the 1,400,000 Common Shares) of approximately $3.52 per Common Share to new investors and an immediate increase (the difference between the pro forma net tangible book value per Common Share as of June 30, 1997, after giving effect to the issuance of the 1,400,000 Common Shares, and the net tangible book value (deficit) per Common Share as of June 30, 1997, before giving effect to the Offering) of approximately $3.13 per Common Share to the Company's current stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the Common Shares offered for sale by the Company.


The following table illustrates the per share dilution as of June 30, 1997:

  Public offering price per share(1).........................          $5.00


  Net tangible book value (deficit) per share before giving
    effect to the Offering...................................  $ (1.65)

  Increase per share attributable to the sale of the
    Common Shares offered hereby.............................     3.13
                                                                  ----
  Pro forma net tangible book value per share after the
    Offering(2)...............................................           1.48
                                                                         ----
  Dilution per share to purchasers in the Offering (3) .......          $3.52
                                                                         ====


(1) Before deduction of underwriting discounts and commissions and estimated expenses of the Offering.

(2) After deduction of underwriting discounts and commissions and estimated expenses of the Offering.

(3) Does not give effect to the exercise of the Underwriter's Warrant. See "Underwriting."


     The following table sets forth the relative cost and ownership percentage of the Common Shares offered hereby as compared to the Common Shares outstanding immediately prior to the Offering.

                                         Common Shares                                            Average
                                            Acquired                Total Consideration             Price

                                    Number        Percent            Amount       Percent         Per Share

Current Stockholders........        1,119,227       44.4%         $  301,012       4.1%            $  .27
Purchasers of Common
    Shares in the Offering...       1,400,000       55.6%         $7,000,000      95.9%             5.00
                                    ---------     -------          ---------     -------
         Total......................2,519,227      100.0%         $7,301,012     100.0%
                                    =========      ======          =========     =======




                                 CAPITALIZATION


     The following table sets forth the unaudited capitalization of the Company as of June 30, 1997 and as adjusted to give effect to the issuance and sale of the 1,400,000 Common Shares offered by the Company at $5.00 per Common Share, and the application of net proceeds of approximately $5,650,000 therefrom. This table should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.


                                                           June 30, 1997
                                                     Actual       As Adjusted(1)


Short-Term Debt.................................  $   820,291     $   407,291
                                                   ==========         =======

Long-Term Debt..................................   $1,210,606     $   915,606
                                                    ---------         -------
Stockholders' Equity (Deficit):

  Common Shares, $.00105 par value,
   15,000,000 shares authorized, 1,174,227
   shares issued and outstanding (actual)
   and 2,574,227 shares issued and
   outstanding (as adjusted) ...................        1,234           2,704

  Additional Paid-in Capital....................      738,378       6,486,908

  Accumulated Deficit (2).......................   (1,517,605)     (1,517,605)
                                                     ---------      ---------
Total Stockholders' Equity (Deficit)............     (777,993)      4,972,007
                                                     --------       ---------
Total Capitalization............................  $   432,613      $5,887,613
                                                      =========     =========

(1) Reflects the issuance of the 1,400,000 Common Shares of the Company offered hereby, and the anticipated application of the net proceeds of $5,750,000 therefrom, after deducting underwriting discounts and commissions and estimated expenses of the Offering.

(2) Accumulated Deficit includes a deferred financing charge of $203,420 resulting from the Company's Bridge Financing transaction. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."


                                 DIVIDEND POLICY

     Holders of the Company's Common Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has not declared or paid any dividends in the past and does not currently anticipate declaring or paying any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends will ever be paid.

                                BRIDGE FINANCING


     In December 1996, the Company borrowed $100,000 from an unaffiliated lender (the "Bridge Lender"). In consideration for making the loan to the Company, the Bridge Lender received (i) a $100,000 promissory note (the "Bridge Note") payable on December 9, 1997 and (ii) 100,000 Common Shares. On September 10, 1997, in consideration for an acceleration of the due date of the Bridge Note to December 1, 1997, the Bridge Lender returned 80,000 of such Common Shares to the Company for retirement and cancellation.

     The Bridge Note bears interest at the rate of 10% per annum and is due and payable upon the earlier of (i) December 1, 1997 or (ii) the closing date of the initial underwritten public offering of the Company's securities described in this Prospectus. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lender. See "Use of Proceeds."

     The Company entered into the Bridge Financing transaction because it required additional financing to fund costs and expenses relating to this Offering, and no other sources of financing were available to the Company at that time. As part of the Bridge Financing transaction, the Company agreed to register the Common Shares issued to the Bridge Lender by the Company for resale under the Act. Therefore, the Registration Statement, of which this Prospectus forms a part, includes the 20,000 Common Shares held by the Bridge Lender. See "Principal and Selling Stockholders" and "Underwriting."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview


     The Company was formed in 1991 as a Texas corporation and reincorporated in Delaware in October 1996. Since inception, the Company has focused its business strategy on marketing, distributing, and acquiring non-prescription pharmaceutical and nutraceutical products. During 1991, the Company acquired its first product, Mag-Tab(R)SR, a patented sustained-release magnesium supplement. Mag- Tab(R)SR was the Company's only product until November 1995, at which time the Company acquired and began selling its second product, Unifiber(R), a dietary fiber supplement. See "Business."

     The Company's revenues are generated from sales of its products to wholesale drug and dietary supplement distributors, which, in turn, supply retail pharmacies, direct retail pharmacy accounts, and international distributors who purchase the Company's products for resale to patient or consumer end users. Since 1991, annual revenues of the Company have grown from approximately $130,000 to more than $1,127,000 for the year ended December 31, 1996. For 1996, approximately $573,000 of revenues was attributed to sales of MagTab(R)SR, while the remainder was attributed to sales of Unifiber(R). For the six months ended June 30, 1997, the Company had revenues of $469,514, approximately $210,000 of which was attributed to MagTab(R)SR and approximately $259,000 of which was attributed to Unifiber(R).

     The Company believes that it may be able to achieve greater sales results with sufficient working capital to pursue its marketing strategies and acquire other products. Historically, working capital has been made available by stockholder and director loans, and bank loans, including, (i) a loan from Stephen F. Brandon, Chief Executive Officer, President and Chairman of the Board of the Company, originally in the principal amount of $500,000, of which $295,487 remains outstanding, (ii) loans from certain stockholders and directors in the aggregate principal amount of $112,500, (iii) a $250,000 credit facility from one of the Company's banks, of which approximately $103,679 and $85,486 was due and outstanding at December 31, 1996 and June 30, 1997, respectively, guaranteed by the U.S. Small Business Administration, the repayment of which is secured by a pledge of all of the Common Shares held by Mr. Brandon and (iv) a $300,000 unsecured loan by another bank. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

     In December 1996, the Company borrowed $100,000 from the Bridge Lender in the Bridge Financing transaction. In consideration for making the loan to the Company, the Bridge Lender received (i) a $100,000 Bridge Note payable on December 9, 1997 and (ii) 100,000 Common Shares. On September 10, 1997, the payment date of the Bridge Note was accelerated to December 1, 1997 in consideration for which the Bridge Lender returned 80,000 Common Shares to the Company for retirement and cancellation. The Company has granted the Bridge Lender certain "piggyback" registration rights with respect to its 20,000 Common Shares. The Bridge Note bears interest at the rate of 10% per annum. The Bridge
Note is due and payable upon the earlier of (i) December 1, 1997 or (ii) the closing of any initial public offering of the Company's securities. See "Use of Proceeds" and "Bridge Financing."


     The fair value of the Bridge Lender's 100,000 Common Shares, at the date of issuance, of approximately $400,000, is a non-cash charge which will be recorded as a deferred financing cost and amortized over the earlier of (i) the one year term of the Bridge Note or (ii) the period commencing upon the closing of the Bridge Financing and ending upon the closing of this Offering, if the Offering closes prior to the payment of the Note.

     In January 1997, the Company entered into a credit facility loan agreement (the "Credit Agreement") with an affiliate of Allan R. Avery, a director of the Company, to borrow up to $150,000. As of the date of this Prospectus, the Company has borrowed the full amount (which amount is currently outstanding). The outstanding amounts under the Credit Agreement are due and payable on or before January 20, 1998. Interest accrues on the unpaid amounts borrowed at the rate of 10% per annum. In consideration for entering into the Credit Agreement, the Company issued to the affiliate of Mr. Avery warrants to purchase an aggregate of 30,000 Common Shares, at an exercise price of $6.00 per share, for a period of five years commencing on the first anniversary date of this Prospectus. See "Certain Relationships and Related Transactions."


Results of Operations


     Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996.

     Revenues for the six months ended June 30, 1997 were $469,514 compared to $533,276 for the six months ended June 30, 1996, a 12% decrease. The decrease in sales was attributable to a shift in the timing of purchases for MagTabSR(R) by the Company's international licensee in South America from the second quarter of 1996 until the third quarter of 1997. In addition, due to a decreased marketing budget for the year ended December 31, 1997, the Company did not offer a major promotional marketing program to its drug wholesalers in June 1997 as it did in June 1996.

     Gross profit for the six months ended June 30, 1997 was $313,985 compared to $337,293 for the six months ended June 30, 1996, a 7% decrease. Gross profit as a percentage of revenues for the six months ended June 30, 1997 increased to approximately 67% as compared to approximately 63% for the six months ended June 30, 1996. The increase in profit margin was due principally to the reduced cost of goods of Unifiber(R). The Company believes, but cannot assure, that gross margins and the cost of sales for Unifiber will be further improved as a result of a new third party contract manufacturing agreement, which is effective as of September 1, 1997 whereby packaging and freight costs can be reduced.

     Accounts receivable as of June 30, 1997 were $111,012 compared to $115,413 as of June 30, 1996. The small decrease in receivable is a result of decreased revenues for the first six months of 1997 as compared to the first six months of 1996. Management anticipates that, in the future, accounts receivable may vary significantly from month to month or quarter to quarter due to certain promotional activities such as offering its customers special promotional discounts and or the introduction of a new product.

     Selling, general and administrative expenses were $398,841 for the six months ended June 30, 1997 compared to $358,487 for the six months ended June 30, 1997, an 11% increase. The increase in selling, general, and administrative expenses was attributed to increased salaries, and operating and administrative expenses.

     Interest expense for the six months ended June 30, 1997 was $101,020 compared to $102,976 for the six months ended June 30, 1996. A substantial portion of these interest expenses was imputed interest related to the Unifiber(R) acquisition.

     Amortization of deferred financing costs for the six months ended June 30, 1997 was $203,420. There were no deferred financing costs for the six months ended June 30, 1996. Such financing costs were related to the Bridge Financing transaction, which closed on December 9, 1996.

     Overall, the Company had a net operating loss of $84,856 for the six months ended June 30, 1997 compared to a net operating loss of $21,194 for the six months ended June 30, 1996, a 300% increase. The increase in operating loss was due to a combination of decreased sales and increased selling, general and administrative expenses. The Company experienced a net loss of $400,005 for the six months ended June 30, 1997 compared to a net loss of $122,256 for the six months ended June 30, 1996. The primary reason for this difference was a write off of deferred offering costs related to a prior terminated offering and the amortization of deferred financing costs for the Bridge Financing.


Year Ended December 31, 1996 Compared to Year Ended December 31, 1995


     Revenues for the year ended December 31, 1996 were $1,127,316 compared to $606,268 for the year ended December 31, 1995. The increase in revenues resulted from (i) an increased demand for MagTabSR(R) in certain of the Company's geographic markets and (ii) revenues generated by the sale of Unifiber(R) product, the rights to which the Company acquired in November 1995.

     Gross profit for the year ended December 31, 1996 was $728,501 compared to $423,122 for the year ended December 31, 1995, a 72% increase. The increase was primarily due to the additional revenues from the sale of the Unifiber(R) product. Gross profit as a percentage of revenues for the year ended December 31, 1995 decreased from 78% to approximately 65% in the year ended December 31, 1996. This net decrease was due to the inclusion of revenues in the year ended December 31, 1995 from the settlement of a lawsuit, and smaller gross margins on Unifiber(R) compared to MagTabSR(R). Additionally, cost of sales increased marginally due to increased freight costs associated with the shipping and receiving of Unifiber(R).

     Selling, general and administrative expenses for the year ended December 31, 1996 was $1,002,459 compared to $334,941 in the year ended December 31, 1995, a 199% increase. This increase reflects increased salaries and marketing costs incurred by the Company. The increased expenses included the salaries of a new Key Account Sales Manager and a new Contracts and Bids Administrator, as well as the costs related to new management information software programs needed to support Unifiber(R) and MagTabSR(R) contract sales and chargebacks. The capability to handle contract sales and rebates electronically positions the Company to compete favorably with other companies that serve the large number of existing GPOs and the expanding managed health care market. The significant increase in selling, general and administrative expense was also attributable to the $130,053 in expenses associated with a prior terminated offering.

     Interest expense for the year ended December 31, 1996 was $203,935 compared to $91,800 for the year ended December 31, 1995, a 122% increase. The increase was due principally to imputed interest related to the Unifiber(R) acquisition.


     The Company's net loss for the year ended December 31, 1996 was $499,639 compared to a net loss for the year ended December 31, 1995 of $1,003. The increase in loss came primarily from imputed interest related to the Unifiber(R) acquisition, expenses related to a prior terminated offering, and an increase in selling, general and administrative expenses.

Liquidity and Capital Resources


     At June 30, 1997, the Company had a working capital deficit of $745,816 as compared to a working capital deficit of $623,244 at December 31, 1996. The increase in the working capital deficit resulted primarily from the decrease in the Company's inventory level from December 31, 1996 to June 30, 1997.

     During the six months ended June 30, 1997, $140,996 of net cash was used for operating activities. This was primarily due to the decrease in accounts payable and accrued expenses from December 31, 1996 to June 30, 1997. Such decrease was due to the payment of amounts owed various vendors and professionals during the six months ended June 30, 1997. Such result was also due to the net loss of $400,005, reduced by depreciation and amortization of $258,031, amortization of imputed interest discount of $53,368, amortization of deferred debt discount of $10,730 and a reduction of inventory of $113,183. For the six months ended June 30, 1996, net cash of $20,672 was provided by operations. Such result was primarily due to a decrease in inventory of $29,400 and an increase in accounts payable of $46,965, offset by an increase in accounts receivable of $47,262. The net loss of $122,256 for such period was reduced by depreciation and amortization of $56,058 and amortization of imputed interest discount of $57,250.

     No investing activities occurred in the six months ended June 30, 1997, and no significant investing activities occurred in the six months ended June 30, 1996.

     Net cash of $131,807 was provided by financing activities for the six months ended June 30, 1997. Such financing activities were the result of the proceeds of $150,000 from a related party under a line of credit in the same amount and the repayment of long term debt of $18,193. For the six months ended June 30, 1996, net cash used for financing activities was $61,931 due to the repayment of notes payable to stockholders of $39,258 and the repayment of long-term debt of $22,673. For the six months ended June 30, 1997, the Company issued 72,727 Common Shares in payment of a $200,000 installment due to Bertek in connection with the Unifiber(R) acquisition.


     For the six months ended June 30, 1997, net cash decreased by $9,189, as compared to a net decrease in cash of $42,427 for the six months ended June 30, 1996.

     At present, the Company's sales and marketing efforts are focused on expanding the promotion of its existing products to physicians and other health care professionals. The Company believes that the Company's existing United States markets for its products have the potential for substantial expansion.

     Additionally, the Company intends to utilize a portion of the proceeds from the Offering to expand the Company's product lines, which the Company believes will result in increased product sales and the ability to compete more aggressively in the niche market segments of the pharmaceutical and neutraceutical industries. The Company, however, cannot assure that it will identify any products which meet the Company's acquisition criteria in the near future, or at all. Additionally, even if such a product is identified, there can be no assurance that the Company will be able to acquire such product. See "Use of Proceeds."

     The Company believes that it has a diverse and growing market for its products. While the Company is dependent on third party contract manufacturers to supply its products, it believes it has developed relationships with alternative manufacturers that could supply finished product should the Company have this need. At the present, the Company's sales are geographically dispersed across the United States. See "Risk Factors-No Manufacturing Capability or Experience; Dependence on Others."

     The Company believes that the net proceeds from the Offering, together with anticipated revenues from operations, should be sufficient to fund operations for at least 18 months. Management intends to utilize approximately $1,940,000 and approximately $500,000 of the net proceeds of the Offering to expand its business through the marketing and advertising of its products, and for the acquisition of new products, respectively. In addition, part of the net proceeds will be used to repay approximately $300,000 of related party debt, approximately $108,000 of Bridge Financing debt and approximately $300,000 of bank debt. On a long-term basis, the Company believes that the growth of sales of its product lines will ultimately result in revenues sufficient to fund the Company's operations. To the extent that cash flow is not sufficient to fund operations, it will be necessary for the Company to seek external debt or equity financing or scale back operations. Management cannot ensure that financing will be obtainable on terms favorable to the Company, or at all. See "Risk Factors-Dependence on Offering Proceeds; Possible Need for Additional Financing" and "Use of Proceeds."

     The Company's independent certified accountants issued a modified going concern opinion with regard to the December 31, 1996 financial statements based upon an accumulated deficit of $1,117,600 and a working capital deficit of $623,244 at December 31, 1996. Such financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business (including, without limitation, the

Company's lease for its premises which requires minimum rental payments aggregating $50,400 in 1997 and 1998, and payments under employment agreements which the Company intends to enter into, which will require minimum payments aggregating $221,000 over a three year period, commencing on the closing date of the Offering). The continuation of the Company as a going concern is dependent upon its ability to generate sufficient cash from operations and financing activities. The Company's working capital deficit raises substantial doubt about the entity's ability to continue as a going concern. The Company's viable plans to address the foregoing include the following:

          1.   An increase in revenues by substantially increasing its marketing
               activities,   both  in  and  outside  the  United   States.   See
               "Business--Sales and Marketing."

          2. The closing of this Offering with anticipated net proceeds of approximately $5,750,000, a portion of which will be used to satisfy certain outstanding obligations of the Company. See "Use of Proceeds."


     The Company believes that these plans can be effectively implemented in the next twelve months. There can be no assurances, however, that the Company will be successful in these endeavors. The Company's ability to continue as a going concern is dependent on the implementation and success of these plans. The financial statements do not include any adjustments in the event the Company is unable to continue as a going concern.

Impact of Inflation

     Inflation has not been a major factor in the Company's business. However, there can be no assurance that this will continue.

                                    BUSINESS

General

     The Company manufactures through third party contractors, and markets and distributes, non- prescription pharmaceutical and nutraceutical dietary supplement products. The Company seeks to exploit product niches that have generally been overlooked or neglected by the major drug and dietary supplement companies because of the relatively small perceived size of the market for such products. The Company's current products are a patented, state-of-the-art, sustained release magnesium supplement marketed under the name Mag-Tab(R)SR, and a dietary fiber supplement marketed as Unifiber(R).


     In 1991, the Company acquired all rights to Mag-Tab(R)SR, which is manufactured for the Company by Schering Corporation ("Schering"). See "Risk Factors - No Manufacturing Capability or Experience; Dependence on Others" and "Business - Manufacturing."

     In November  1995,  the Company  acquired  all rights to  Unifiber(R)  from
Bertek   Pharmaceuticals  Inc.  (formerly  Dow  Hickam   Pharmaceuticals   Inc.)
("Bertek"), a subsidiary of Mylan Pharmaceuticals Inc.

Pursuant to the acquisition agreement (the "Bertek Agreement"), Bertek continued to manufacture Unifiber(R) for the Company through December 31, 1996 and the Company has a six month supply of Unifiber(R), based on current sales levels. In September 1997, the Company entered into an exclusive agreement (the "IFP Agreement") with IFP, Inc. ("IFP") for the manufacture of Unifiber(R). See "Risk Factors - No Manufacturing Capability or Experience; Dependence on Others" and "Business Manufacturing."

     The Company markets Mag-Tab(R)SR and Unifiber(R) nationally to virtually all of the drug wholesalers in the United States, which, in turn, supply retail pharmacies, state and federal institutions, and group and managed care purchasing organizations ("GPOs") acting on behalf of hospitals, extended care facilities and nursing homes. See "Business - Sales and Marketing."

     In addition to manufacturing and selling Mag-Tab(R)SR and Unifiber(R), the Company intends to explore opportunities to add, through acquisition or licensing, other unique products that meet important needs in the underserved, neglected areas of medicine and healthcare, or that do not fit the strategic plans of the major drug and dietary supplement companies. At present, the Company has not identified any acquisition candidates but it is actively seeking such opportunities. See "Risk Factors - Risks Attendant to Expansion" and "Use of Proceeds."


     A glossary of certain terms used in this section is included in the Prospectus beginning on page 55.

Industry

Magnesium

     Numerous scientific articles, published in medical journals by leading academic physicians, have clearly shown that magnesium is an important metabolic electrolyte, and that magnesium depletion accompanies many medical disorders. Mag-Tab(R)SR and other magnesium formulations are administered in pharmacologic or physiologic doses because magnesium replacement is critical to preventing complications from magnesium deficiency associated with certain serious medical conditions.

     Magnesium, the second most abundant intracellular cation, is also one of the most crucial, being an essential cofactor in more than 300 enzymatic reactions in the human body. Neuromuscular transmission and protein metabolism also depend on proper magnesium balance. Data show, for example, that up to 10% percent of all hospitalized persons and 50% of those in critical care units are magnesium deficient. The scope of the problem is underscored by a study, reported in the Journal of the American Medical Association (Vol. 263, p. 3063,
1990). The investigators measured magnesium levels from more than 1,000 blood serum specimens that had been provided for electrolyte determinations. Almost half of these specimens demonstrated hypomagnesemia (low-serum magnesium), and yet magnesium measurements were specifically requested on only 10% of the specimens. In the Company's opinion, those findings probably underestimated the true incidence of magnesium deficiency as serum magnesium levels do not correlate well with magnesium tissue stores. The body stores about 24 grams of magnesium, but less than 1% of that is in the serum. Consequently, while a low serum magnesium level always indicates a severe deficiency, a normal level does not rule out inadequate body stores. Conversely, high magnesium serum levels are rare and occur only in the presence of severe kidney disease. Many factors contribute to hypomagnesemia or low magnesium body stores. Anything that impairs magnesium absorption through the small bowel or promotes excessive loss through the kidney, including diarrhea, malabsorption syndrome, diabetes, renal disorders, drugs (such as amino glycosides), chemotherapy agents, diuretics used for hypertension, and alcohol, can lead to magnesium deficiency.

     In 1992, the National Council on Magnesium and Cardiovascular Disease stated that an increased oral intake of magnesium should be seriously considered to counter magnesium depletion associated with the following diseases and conditions:

         Cardiovascular
         o Congestive heart failure, ventricular arrhythmias, essential hypertension, and diuretic therapy with or without associated hypokalemia (low potassium).

         Co-Morbid Conditions
         o        Diabetes;
         o        Alcohol intake;
         o        Weight loss, especially liquid preparations;
         o Diarrhea, transient or associated with chronic inflammatory bowel disease.

     Other published data have indicated that oral magnesium supplementation may be effective to counter magnesium depletion associated with PMS symptoms, migraine headaches, chronic fatigue syndrome, dementias (such as Alzheimer's disease) and osteoporosis.

     The Company's market research shows that approximately 46,000 physicians are responsible for 90% or more of ethical uses for oral magnesium products and that those physicians are primarily family practitioners, cardiologists, internists, neurologists, obstetricians/gynecologists and endocrinologists. The Company believes that most primary care physicians, such as family practice physicians, are unaware of the causes, frequency, and serious consequences of magnesium deficiency. However, recent clinical studies have shown that magnesium given intravenously, after myocardial infarction, improves mortality rates. Moreover, recent published data have given the average physician a much greater awareness of magnesium deficiency.

     The current United States oral magnesium market is under $10 million, but independent market research indicates that the total potential for current future applications of magnesium is estimated to exceed $1 billion. This estimated potential is based on physician surveys of intent to recommend an oral magnesium supplement for certain conditions, as well as target population counts of certain conditions where published scientific data links magnesium deficiency as a complicating factor.

         A recent Gallup poll revealed that 74% of the United States population is magnesium deficient. Published articles indicate that the conditions discussed above are often accompanied by magnesium deficiency. Based on the target population counts of these conditions, there are at least 20 million people in the United States who could benefit from oral magnesium supplementation from a product such as Mag-Tab(R)SR. In addition to such target population potential, healthcare publications also discuss the potential value of oral magnesium supplementation in other situations, thereby indicating that the total United States market potential for magnesium products may actually exceed 50 million people. In support of the prospects for a rapidly growing magnesium market in the United States, a comparison may be made to the European market, which represents 3% less than the United States. in terms of the world healthcare dollar market (i.e. 28% vs 31%). However, consistent with its early adoption of low cost nutritional usage, oral magnesium products in Europe are approaching $500 million in sales. In France alone, with a population of only 20% of that in the United States, oral magnesium product sales exceeded $110 million in 1994.

     Notwithstanding all the publicity that magnesium is receiving, the Company believes it may still take several years and significant financial resources to fully educate the majority of physicians on why and when to routinely recommend a magnesium supplement. Part of the Company's marketing strategy is to facilitate physician education and awareness of the potential of magnesium products in order to achieve Mag-Tab(R)SR's full market potential.

Fiber

     Dietary fiber refers to certain plant foods not digested in the human small intestine. This includes relatively indigestible carbohydrates and carbohydrate-like components of food, such as cellulose, lignin, hemicelluloses, pentosans, gums and pectins.

     All  fibers  can be  grouped  into two  broad  categories:  water-insoluble fibers,  which include cellulose,  lignin and many  hemicelluloses;  and soluble fibers, which include pectin, gums, certain hemicelluloses and storage polysaccharides. Unifiber(R) is composed of 75% powdered cellulose combined with corn syrup solids and xanthan gum.

     Physiological effects of dietary fibers differ in the small intestine and colon. For example, fibers such as guar delay absorption and slow transit in the small intestine, but are rapidly degraded by colonic bacteria and have a relatively minor influence on colonic function. In contrast, cellulose and bran (which is high in insoluble fiber) have little physiological effect on the small intestine and undergo little degradation by colonic bacteria; however, both accelerate colonic transit and increase stool bulk and weight.

     In recent years, much has been written about the importance of dietary fiber in a healthy diet and its recognized role in healthy bowel habits, its possible benefits in a variety of conditions, including diverticulosis, irritable bowel syndrome and glycemic responses in diabetics, elevated lipids often associated with cardiovascular disease, and its possible protective effects against colon cancer. Much of the impetus for study of dietary fiber in these conditions (particularly colon cancer) has resulted from earlier publications of epidemiological studies in diverse cultures and populations consuming high-fiber diets. However, fiber is not the only variable to be taken into account in establishing correlations. For example, the high fiber content in these cultures and populations are also typically low in fat. Additionally, significant differences in environment cannot be overlooked.

     Recent animal and clinical pharmacology studies have attempted to determine the role of high- fiber foods and certain fiber entities (including cellulose) in the prophylaxis and/or treatment of specific diseases under more controlled conditions. The data are not always consistent, however, and whether or not a dietary supplement such as Unifiber(R), or any other dietary fiber, has any meaningful effects to promote healthy bowel functions in these situations has yet to be ascertained.

     Although, as indicated above, there are certain as yet unresolved questions regarding dietary fiber in disease therapy, there now appears to be no question that fiber is considered an important part of the diet. In 1986, the National Institutes of Health recommended that Americans increase their daily fiber intake from about 11 grams per day to between 20 and 30 grams per day. The preferred approach of healthcare professionals to accomplish this is by increasing the intake of fiber-rich foods as part of a balanced diet. However, it is also recognized that certain individuals cannot, or will not, consume adequate amounts of fiber due to such reasons as poor dentition or palatability. This situation is common among elderly and institutionalized individuals, for example, which is significant in that these populations tend to be predisposed to constipation. Fiber supplementation is appropriate in these individuals, and the Company believes that the use of Unifiber(R) as a dietary fiber supplement is well suited for such individuals due to its flexibility in mixing with foods and its taste properties. Fiber supplementation programs with Unifiber(R) in nursing homes support this position and have been particularly helpful in promoting healthy bowel function without laxatives.

     The $250 million market for bulk fiber products has grown, and is anticipated to continue to grow, for the foreseeable future at the approximate rate of 15-20% per year. See "Business Competition". These dietary fiber products are normally used to treat or prevent constipation by promoting normal bowel function. The target populations that the Company believes would benefit from daily fiber supplementation include:

         o          Individuals undergoing kidney dialysis;
         o Institutionalized individuals who are in state hospitals or extended care facilities;
         o          Individuals receiving enteral
                    naso-gastric feedings;
         o Pregnant women needing a pure fiber supplement without aspartame as a sweetener;
         o Individuals with bowel function problems associated with Diabetes.

Products

Mag-Tab(R)SR

     Mag-Tab(R)SR is currently the only patented, true sustained release magnesium supplement product on the market. The patent for Mag-Tab(R)SR is for the formula composition and the manufacturing process that enables magnesium L-lactate dihydrate to be compressed into a sustained release tablet formulation containing 3-10 mEq of elemental magnesium lactate. The benefit of this patented formulation is that its delivery mechanism releases a highly absorbable magnesium lactate to the distal intestine, ensuring 10-12 hours of prolonged absorption at any given pH level, without exceeding the renal threshold and without the gastrointestinal side effects that are often seen with many competitive brands. Mag-Tab(R)SR administration maintains higher serum levels over a 12 hour period than its major competitor, SlowMag(R). Mag-Tab(R)SR's patent expires in March 2008. See "Business Competition" and "Business - Patents and Proprietary Rights."

     Mag-Tab(R)SR is currently marketed in caplet form packaged in 60 caplet and 100 caplet sizes. The Company also plans to market other dosage forms of Mag-Tab(R)SR in the future, such as a liquid, a unit dosage and a combination magnesium supplement product containing other nutrients.

Unifiber(R)

     Unifiber(R) (comprised of 75% powdered cellulose) is a unique bulk bowel management product which offers measurable differential advantages to its users. Unifiber(R) is a non-patented proprietary dietary fiber supplement with significant advantages over competitive brands. As compared to all other bulk fiber supplements, Unifiber(R) requires no forced fluid intake, is electrolyte-free, contains no aspartame, and is an ultrafine, tasteless, non-gelling powder that mixes with virtually any soft food or liquid substance. See "Business - Competition."


     The Company plans to conduct a number of open label trials with key physician groups, certified renal dieticians, and other decision makers of long-term care facilities to promote Unifiber(R) acceptance with the target groups discussed under "Business - Industry - Fiber." No such trials have been undertaken to date and the Company cannot predict the results of such trials.


Sales and Marketing


     The Company uses a very selective and targeted approach to market its products. Its overall strategy involves several steps, including securing meaningful retail distribution and creating a loyal core base of physicians, pharmacists, dietary specialists and other healthcare professionals to recommend the use of the Company's products. In implementing its strategy, the Company uses multiple promotional techniques to, among others, 21,000 targeted physicians, including targeted direct mail, field activity using its own or contracted sales forces, attendance at medical conventions and meetings, developing product advocate programs, medical and trade journal advertising, and telemarketing in the most lucrative metropolitan and rural markets.


     To create physician and healthcare professional awareness of Mag-Tab(R)SR's benefits, the Company's marketing materials have focused primarily on (i) education regarding magnesium deficiency, and (ii) emphasis on the features and benefits of Mag-Tab(R)SR's unique sustained release formulation as compared to competitive products.


     The majority of bulk fiber product sales are accounted for by physician recommendation and consumer purchases from retail pharmacies. The Company's marketing strategy with Unifiber(R) is to focus on certain target populations and market segments where fiber supplementation is important and where the product's functions show it to be the product of choice. This opportunity is with certain subsets of persons listed above in "Business - Industry - Fiber," whose daily fiber supplementation requires special consideration.


     The Company employs a wholesale oriented policy for the supply of its products. This practice results in greater profitability for the Company and creates cooperation and goodwill with the wholesale drug and dietary supplement distributors. The Company also offers incentive programs to its wholesalers wherein the Company provides discounts in return for product promotion by the wholesalers.

     Currently, virtually all of the drug and dietary supplement wholesalers in the United States stock two sizes of Mag-Tab(R)SR (60 and 100 caplet packages) and three sizes of Unifiber(R) (5 ounce, 9 ounce and 16 ounce powdered cellulose packages) for the benefit of their retail and hospital pharmacy customers. It is estimated that the current national retail distribution has reached approximately 20% of all the retail outlets for Mag-Tab(R)SR and slightly less for Unifiber(R). The Company is targeting the proper corporate decision makers at major wholesale and chain pharmacy headquarters and is developing particular marketing programs for these customers with a view to improving overall distribution in the near future. These marketing programs include, among other things, seminars tied into medical and healthcare conventions to link the Company's products with the subject matter of such conventions, the undertaking of a 12 month clinical study with a view to presenting the results thereof in healthcare and consumer publications, and the use of identified contractors for sales and marketing projects in order for the Company to implement multimarket promotions of its products.

     To complement these activities, direct mail promotional materials are being mailed to approximately 65,000 targeted independent and chain pharmacists in key metropolitan markets across the United States. Trade journal advertising is also planned to help reinforce the distribution and physician marketing programs. The Company believes that these tactics will improve Mag-Tab(R)SR and Unifiber(R) availability in retail outlets and increase demand for the products. However, based on results of operations to date and the limited time that the Company has been implementing its marketing strategy, the Company cannot predict the effect of its marketing strategies or whether they will be successful at all.


     The Company's direct customers for both Mag-Tab(R)SR and Unifiber(R) comprise virtually all of the drug and dietary supplement wholesalers in the United States, GPOs, and state and federal institutions, such as state and county supported hospitals that are affiliated with medical schools and the Veterans Administration hospital system. The following drug and dietary supplement wholesalers, which supply retail and hospital pharmacies nationwide, account for the following percentage of annual revenues of the Company for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, respectively: McKesson Drug Company, 28% and 28%; Cardinal Health Company, 15% and 22%; Bergen Brunswig, 15% and 13%; and Amerisource Corporation, 14% and 11%. The Company believes that its relationship with these customers is excellent. However, the loss of any one of these customers may have a substantial adverse effect on the financial condition of the Company. See "Risk Factors - Dependence on Major Customers."

     GPOs and institutional and government accounts are growing markets for the sale of Mag- Tab(R)SR and Unifiber(R). The Company utilizes direct marketing strategies to help penetrate these markets by creating specifications for the Company's products. Such strategies include providing bids to GPOs and government institutions; encouraging selection of Company products due to cost effectiveness and other previously discussed advantages over the competitive products and therapies; and participating in state Medicaid reimbursement programs.

     In addition to the above programs and strategies, the Company intends to initiate a press and other media release program through its advertising agency to create product awareness and corporate image. In the past, these tactics have been effective in generating new demand and creating opportunities to evaluate new products, services and possible marketing/licensing agreements; however, results of this program with GPOs and institutional and government accounts cannot be predicted.

     Within the United States, the Company distributes its products from its warehouse in Roanoke, Texas (see "Business - Property") via UPS, Federal Express, common carriers (both land and sea) or United States Postal Service. The Company has virtually no backlog since orders are generally shipped out the same day as they are received.

Foreign Distribution


     The Company has a distribution agreement with Laboratorios Rider S.A. ("Laboratorios") of Santiago, Chile, pursuant to which Laboratorios is granted the exclusive right to distribute and market Mag-Tab(R)SR in Chile and Argentina (the "Laboratorios Agreement"). The initial term of the Laboratorios Agreement expires in November 1997 and is automatically renewable for successive three year periods unless terminated by either party at least 180 days prior to the termination of the initial or any renewal term. Neither party has given any notice of termination. Accordingly, the expiration date of the Laboratorios Agreement has been extended to November 2000. Based on the Company's current relationship with Laboratorios, the Company anticipates, but cannot assure, that the Laboratorios Agreement will be renewed at the end of the initial term.


     In April 1996, the Company entered into an exclusive marketing and distribution agreement with Corporation for Russian American Enterprise ("CRAE") pursuant to which CRAE has the right to exclusively market and distribute Mag-Tab(R)SR in Russia and the other republics comprising the former Soviet Union (the "CRAE Agreement"). The 24-month term of the CRAE Agreement commences on the first date that either of the Company's products is commercially sold in CRAE's territory, which sales will be subject to prior approval from the jurisdictions in its territory. The Company anticipates that such approval will not be obtained in the foreseeable future, and the Company does not anticipate that any material revenues will develop as a result of the CRAE Agreement.

     Both the Laboratories Agreement and the CRAE Agreement provide that the Company will sell Mag-Tab(R)SR to each of Laboratories and CRAE, respectively, in no less than established minimum order amounts on an established cost-plus basis. Both agreements provide for payment to the Company not later than 60 days from the date of shipment.

     To date, revenues from foreign sales have been nominal.

Manufacturing

     The Company does not currently manufacture its own products and has no current plans to do so. It plans to continue to avoid this capital expense by utilizing third party contract manufacturing in FDA- approved facilities.

Mag-Tab(R)SR


     Mag-Tab(R)SR is manufactured and packaged by Schering, a major FDA-regulated pharmaceutical company, via a long-term exclusive manufacturing agreement (the "Schering Agreement") which became effective on July 1, 1997 and which replaced a previous two-year agreement with similar terms. The initial term of the new Schering Agreement expires in five years after the date of the Company's first purchase order and is automatically renewable for successive two year terms thereafter unless written notice of termination is given by either party at least one year prior to the expiration of the initial or successive term.


     The Schering Agreement provides for the manufacture of Mag-Tab(R)SR in compliance with FDA Good Manufacturing Practices standards ("GMPs") required for the manufacture of FDA-regulated drugs, even though Mag-Tab(R)SR, as a dietary supplement, currently need not comply with such drug product GMPs.


     The Company believes that its relationship with Schering is excellent and anticipates that its relationship will continue for the foreseeable future. In the event the Schering Agreement is terminated or expires and the Company does not renew its relationship with Schering, the Company believes, but cannot assure, that it will be able to engage another third party to manufacture Mag-Tab(R)SR in compliance with GMPs on terms comparable to those set forth in the Schering Agreement. See "Risk Factors - No Manufacturing Capability or Experience; Dependence on Others."


Unifiber(R)


     Unifiber(R) is manufactured and packaged by IFP pursuant to the IFP Agreement, which became effective on September 1, 1997. The initial term of the IFP Agreement expires three years after the date of the Company's first purchase order and is automatically renewable for successive two year terms thereafter unless written notice of termination is given by either party at least one year prior to the expiration of the initial or successive term. Unifiber(R) was previously manufactured by Bertek under the Bertek Agreement, which covered the Company's acquisition of Unifiber(R). The Company has a six month inventory supply of Unifiber(R) based on current sales levels. Pursuant to the Bertek Agreement, Bertek has agreed not to compete with the Company with respect to Unifiber(R) anywhere in the world until 2002. See "Risk Factors - No Manufacturing Capability or Experience; Dependence on Others."

     Although the Company's policy is to maintain an approximately three month supply of each of Mag-Tab(R)SR and Unifiber(R) (of which, as noted above, it has a six month supply), failure to engage or delays in engaging a manufacturer for either product could result in the Company being unable to fill orders on a timely basis, or at all, resulting in cancellation of orders, reduced sales, loss of customers, loss of goodwill, and other events which could have a material adverse effect on the Company. Additionally, if the Company is unable to engage a manufacturer on terms at least as favorable as the Schering Agreement or the IFP Agreement, the costs of goods sold may be raised, thereby reducing profit margins. See "Risk Factors - No Manufacturing Capability or Experience; Dependence on Others."


Competition

     The Company competes in both the magnesium supplement market and dietary fiber market with companies that have substantially greater resources, including capital, research and development resources, and manufacturing and marketing capabilities with respect to well established products. Accordingly, there can be no assurance that the Company will be able to compete successfully with respect to either of its products.

Mag-Tab(R)SR

     Because magnesium is presently emerging as a dietary supplement (i.e. market of less than $10 million), there are few current competitors. The market leader is G.D. Searle ("Searle"), which is estimated to possess more than a 70% market share with its product, SlowMag(R). SlowMag(R) is an enteric coated dosage form (not sustained-release) of magnesium chloride. Searle invested several million dollars towards physician and pharmacy promotion when it launched this product in 1989 and 1990 and, as a result, Searle has been a major factor in the magnesium supplement market. SlowMag(R) is the only dietary supplement product that Searle has in its product line. Even though Searle has greatly reduced its promotional efforts with respect to SlowMag(R) in recent years, the product has grown over 30% in unit volume since 1992.

     The other major competitor of the Company in the magnesium supplement market is Blaine Co., Inc. ("Blaine") whose product's trade name is MagOx(R) (magnesium oxide tablets). Blaine, a company with no field sales force, has gained significant market share from SlowMag(R) in recent years. MagOx's(R) market share is currently approximately 15%, a position the Company believes
Blaine has accomplished through steady direct mail promotion to targeted physicians and specialists.

     Mag-Tab(R)SR's patented sustained release formulation provides significant advantages over its major competitors, MagOx(R) and SlowMag(R). Compared to MagOx(R), (i) Mag-Tab(R)SR's formula (magnesium L-lactate dihydrate) is 600% more soluble at any given pH level, thus assuring better bioavailability, and
(ii) published data suggest that the insolubility of magnesium oxide tablets (MagOx(R)) causes it to be poorly absorbed, thereby leading to a high potential for gastrointestinal side effects such as diarrhea. Compared to SlowMag(R), Mag-Tab(R)SR provides 33% more elemental magnesium per dose, thus providing individuals with a dosage regimen requiring fewer tablets at less daily cost. In addition, Mag-Tab(R)SR's 12-hour sustained release formulation allows patients to take their dose twice daily, resulting in better overall patient compliance.

Unifiber(R)

     Currently, Proctor and Gamble is the leader in the dietary fiber market, as its Metamucil(R) (psyllium) product line has an approximately 70% market share. Metamucil(R) is promoted primarily via consumer advertising and limited professional sampling. The Metamucil(R) product line is offered in a wide range of flavors and sizes with each product containing almost a totally different set of ingredients in the formulation. The Company believes that this diversity, along with the numerous line extensions on the retail shelf, makes it difficult for health care professionals and patients to determine the right formula for their specific needs, as the various formulae may have different effects on consumers who are pregnant or have renal disease or diabetes.

     Other competitors in the dietary fiber market include SmithKline Beecham with Citrucel(R) (methyl cellulose) (with approximately a 10% market share), and several other companies that also have a psyllium product, such as Konsyl(R) (with approximately a 5% market share). Citrucel(R)'s initial promotional campaign focused on the non-gelling, better tasting, "low gas" features of the product. After establishing an ethical base with the gastroenterologist, Citrucel(R) marketing has shifted more towards the consumer. Konsyl(R), owned by Konsyl Pharmaceuticals, Inc. ("Konsyl"), is an older psyllium product similar to Metamucil(R), whose initial base of business was established via ethical marketing to colo-rectal surgeons and obstetrician/gynecologists. Currently, Konsyl continues to market to these physician groups but has also initiated consumer promotion.

     Compared to the aforementioned competitive products, the Company believes that Unifiber(R) offers a number of unique advantages, including the following:
(i) there is no requirement for additional forced fluid intake, and (ii) Unifiber(R) is electrolyte-free, contains no aspartame and is an ultrafine, tasteless, non-gelling powder that mixes with virtually any soft food or liquid substance. These characteristics are attractive to renal dieticians, home health care professionals, diabetic educators, long-term care providers and consumers.


     The Company's competitive position in both the magnesium and fiber markets also depends on its ability to attract and retain qualified personnel, obtain and defend patent and other intellectual property protection, or otherwise develop or acquire proprietary products or processes, and secure sufficient capital resources to manufacture, market, distribute and sell its products. See "Risk Factors - Uncertainty of Protection of Patents and Proprietary Rights" and "Risk Factors - Dependence on Key Management and Qualified Personnel."


Patents and Proprietary Rights

     The Company owns a patent on Mag-Tab(R)SR in the United States, which expires in March 2008. A patent application with respect to Mag-Tab(R)SR is currently pending in Canada. Additionally, the trademark "Mag-Tab(R)SR" is a registered trademark in the United States. Unifiber(R) is not patented; however, Unifiber(R) is a registered trademark in the United States.

     The Company's policy is to actively seek, when appropriate, intellectual property protection for its products and proprietary information by means of United States and foreign patents, trademarks and contractual arrangements. In addition, the Company relies upon trade secrets and contractual arrangements to protect certain of its proprietary information and products.


     The Company's success will depend in part on its ability to enforce its current patent, obtain patent protection for any products which may be developed or acquired by the Company in the future, preserve its trade secrets, and operate without infringing on the proprietary rights of third parties, both in the United States and other countries. In the absence of patent protection, the Company's business may be adversely affected by competitors who develop substantially equivalent technology. Because of the substantial length of time and expense associated with bringing new products through development to the marketplace, the pharmaceutical and nutraceutical industries place considerable importance on obtaining and maintaining patent and trade secret protection for new technologies, products and processes. There can be no assurance that the Company will have sufficient resources to protect its patent from infringers, that the Company will develop or acquire additional products that are patented or patentable, or that present or future patents will provide sufficient protection to the Company's present or future technologies, products and processes. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information, design around the Company's patent, or future patents, if any, or obtain access to the Company's know-how, or that others will not successfully challenge the validity of the Company's patents or be issued patents which may prevent the sale of one or more of the Company's products, or require licensing and the payment of significant fees or royalties by the Company to third parties in order to enable the Company to conduct its business. No assurance can be given as to the degree of protection or competitive advantage the Company's current patent or any patents issued to, or acquired by, the Company will afford, the validity of such patents, or the Company's ability to avoid violating or infringing any patents issued to others. Further, there can be no guarantee that any patents issued to, or licensed by, the Company will not be infringed by products of others. Litigation and other proceedings involving a defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related research and development, and sales of infringing products. See "Risk Factors - Uncertainty of Protection of Patents and Proprietary Rights."


     The Company does not currently undertake basic research and development activities to develop new products. Instead, the Company's strategy is to contract with third party manufacturers or dietary supplement development companies to formulate new dosage forms of its existing products and to target for licensing or acquisition products that are already developed and tested. This would also include existing products with sales revenues, which are generally owned by large pharmaceutical or nutraceutical companies but which are neglected by them. The Company depends on the unpatentable knowledge, experience and skills of scientific and technical consultants to conduct clinical trials commissioned by the Company from time to time, as well as to develop new formulations of its existing products. The Company requires that each of its executive employees, consultants, manufacturers, and distributors execute a contract containing a confidentiality agreement with respect to the Company's proprietary rights. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's proprietary information in the event of an unauthorized use or disclosure of such confidential information.

Government Regulation


     The Company is subject to the Federal Food, Drug and Cosmetic Act (including the Dietary Supplement Health and Education Act of 1994), the Federal Trade Commission Act, the Fair Packaging and Labeling Act, the Consumer Product Safety Act, the Federal Hazardous Substance Act and product safety laws in foreign jurisdictions, as well as to the jurisdiction of the Consumer Product Safety Commission. Such regulation subjects the Company to the possibility of requirements of repurchase or recall of products found to be defective and the possibility of fines, penalties, seizure of its products, injunction and criminal prosecution for repeated violations. The FDA regulates product labeling, including claims. In addition, the FTC regulates product claims made in advertising. Existing and future governmental regulations could impact certain products of the Company. Additionally, products which the Company may acquire in the future (if any) may be subject to FDA approval and regulation, which could be time consuming and costly. See "Risk Factors - Possible Significant Impact of Consumer Laws and Government Regulation on the Company's Business and Products."


Third Party Reimbursement

     Health care reform in the United States is currently an area of national attention. Certain reforms may influence customer purchases and, if adopted, could impose limitations on the prices the Company may be able to charge in the United States, or on the amount of reimbursement available from government agencies and private third party payors for magnesium supplements and dietary fiber.


     In the United States, the Health Care Financing Administration ("HCFA") establishes guidelines for coverage and the reimbursement of healthcare providers treating Medicare and Medicaid patients. The Medicare program has detailed coverage and reimbursement rules, but the program does not currently provide reimbursements for drugs or nutritional supplements. The Medicaid program, which is a Federal program, is state administered. Therefore, although Medicaid reimbursement codes currently exist for Mag-Tab(R)SR and Unifiber(R), HCFA does not control the policy of every state. At present, approximately 15 states approve patient reimbursement under Medicaid for the Company's products. There can be no guarantee that Mag-Tab(R)SR, Unifiber(R) or any new products of the Company will be covered in the future by Medicaid or other third party payors, and, if covered, there can be no guarantee as to the level of reimbursement that will be provided. See "Risk Factors - Uncertainty of Third Party Reimbursement and Product Pricing."

Product Liability Insurance; Indemnification

     The Company's business involves the inherent risk of product liability claims. If such claims arise in the future, they could have a material adverse impact on the Company. The Company maintains product liability insurance on an occurrence basis in the amount of $3 million per occurrence and an aggregate amount of $3 million per policy term period. The policy term of 12 months is renewable for successive 12 month periods. There is no assurance that such coverage will be sufficient to protect the Company from risks to which it may be subject, or that product liability insurance will be available to the Company at a reasonable cost, if at all, in the future. Mag-Tab(R)SR and Unifiber(R) have been on the market for approximately seven and twelve years, respectively. The Company is not aware of any adverse side effects resulting from the use of these products. However, the Company cannot assure that users will not experience adverse side effects from these products in the future, or that claims will not be brought against the Company arising from the use of these products.


     Additionally, the Company attempts to reduce its risk by obtaining indemnity undertakings with respect to product liability claims from the third party manufacturers of its products. The Company may acquire and market other products in the future, which may be the subject of claims against the Company, that may or may not be covered by any or adequate insurance or indemnities. Currently, the Company is not aware of any pending or threatened claims against it. See "Risk Factors - Potential of Material Adverse Effect of Product Liability Claims on the Company."


Employees


     The Company currently has seven employees, three of whom are engaged in direct sales and marketing activities. The remaining employees provide services with regard to finance, administration, product development, and customer service. No employees of the Company are covered by any collective bargaining agreements, and management considers its employee relations to be excellent. The Company intends to use part of the proceeds from this Offering to hire additional employees in 1997, including a full-time controller, a national field sales manager and ten to twelve field sales representatives. See "Use of Proceeds."


Property


     The Company's principal executive offices and warehouse are located at 200 North Oak, Roanoke, Texas, a 5,000 square foot leased facility. The lease provides for a term ending on August 31, 2001 and a current monthly rental of $2,000 (which increases in $200 increments each year until 2000) plus costs of utilities and taxes. The lease is renewable for an additional five years by the Company at a monthly rental of $2,600. The Company believes that its existing facilities are adequate for the foreseeable future. Additionally, there is unimproved space adjacent to the building, allowing for expansion of the current facility if the Company determines that expansion is necessary. The lease grants the Company an option to purchase the real property (including the Company's premises and the adjacent space) for a period of 24 months commencing on September 1, 1996 at a price equal to $20,000 above its market value as determined by an appraiser. The Company has no current plans to exercise the option, or lease or acquire any other real estate. See "Financial Statements - Notes to Financial Statements 14[B]."

Litigation

     There is no litigation pending against the Company, nor is the Company aware of any threatened litigation, or any proceeding contemplated by a governmental authority, against it.

                                   MANAGEMENT

     The names and ages of, and the positions held by, the executive officers and directors of the Company are set forth below.

                                                                                        Class of
         Name                       Age              Positions Held                     Directorship(1)


         Stephen F. Brandon         51               Chief Executive Officer,           Class III
                                                     President, Treasurer and
                                                     Chairman of the Board

         Thomas F. Reed             52               Executive Vice President -         Class I
                                                     Corporate Development,
                                                     Secretary and Director

         Jean R. Sperry             70               Vice President and Director        Class II

         Allan R. Avery             37               Director and Member of             Class III
                                                     Audit Committee

         J. Leslie Glick            57               Director and Member of             Class I
                                                     Audit Committee
--------------------


     (1) The Company's Certificate of Incorporation provides for three classes of directors. The term of each class is three years, except that the initial term of office of the Class I directors will expire at the Company's annual meeting of stockholders in 1997 and the initial term of office of the Class II directors will expire at the Company's annual meeting in 1998.

     Stephen F. Brandon has served as Chief Executive Officer, President and Chairman of the Board of the Company since its inception in 1991. He was elected Treasurer of the Company in October 1996. From 1988 to 1991, Mr. Brandon pursued entrepreneurial activities and served as Executive Vice President of Sales & Marketing at Lectus Associates, a pharmaceutical marketing firm created by him and two other associates. From 1970 to 1988, Mr. Brandon held numerous sales and sales management positions with Marion Laboratories, Inc. ("Marion"), a major United States pharmaceutical company.

     Thomas F. Reed has served as Executive Vice President-Corporate Development and a director of the Company since 1991. Mr. Reed was elected Secretary of the Company in October 1996. Prior to joining the Company, Mr. Reed had a 21-year career with Marion, where he held various management positions, including Director of Pharmaceutical Marketing, Company Vice President, and President of the International Products Division. In such capacities, Mr. Reed was responsible for overseeing the marketing of Marion's prescription products, managing the strategic development and market introduction of Marion's two most successful products (Cardizem (R) and Carafate (R)), and marketing, manufacturing, licensing and distribution operations.


     Jean R. Sperry has served as Vice President and a director of the Company since 1991. Mr. Sperry is responsible for developing marketing strategies, sales plans, and strategic alliances and devotes approximately 10% of his working time to the Company's business. For more than 30 years prior to joining the Company, Mr. Sperry served in various sales and marketing capacities with Marion, including National Sales Manager, Vice President of Sales and Senior Vice President of Marketing. Additionally, during that time, Mr. Sperry founded and served as the President of Marion's international division from 1976 to 1986.


     Allan R. Avery has been a director of the Company since February 1996. Since 1990, Mr. Avery has served as the President and Chief Executive Officer of GEM Communications Inc., a health care communications company which he founded. From 1990 to 1991, Mr. Avery was Vice President of Client Services at PRO Communications, a pharmaceutical education project company. Prior thereto, Mr. Avery held various sales and marketing positions at Marion during a nine year career.


     J. Leslie Glick, Ph.D. has been a director of the Company since October 1996. Since 1993, Dr. Glick has been an independent management consultant, and has served as Editor-in-Chief of Technology Management, a management journal, since 1992. He has also been an adjunct professor of technology management in the Graduate School of Management & Technology at the University of Maryland University College since 1988. Additionally, from 1987 to 1993, Dr. Glick served as Chief Executive Officer, President and Chairman of the Board of Bionix Corporation, a biotechnology company. From 1977 to 1987, Dr. Glick served as President and Chief Executive Officer of Genex Corporation, a publicly-traded biotechnology company.

     The Company has undertaken to have a designee of the Underwriter serve as a director of the Company for a period of three years. The Company has been advised by the Underwriter of its intention to designate Robert C. Lau to such position.

     Robert C. Lau is President and Chief Executive Officer of Clayton, Dunning & Company Inc., a member of the National Association of Securities Dealers Inc. Mr. Lau has been in the investment business for over 35 years, involved in retail and institutional brokerage, investment management and investment banking. He is a graduate of Yale University and has post-graduate training in Economics.

Mr. Lau has held various management positions at several major New York Stock Exchange member firms during his career. He became a certified financial planner in 1974, and served on the Board of Regents and the Adjunct Faculty of the College for Financial Planning. He is engaged by leading securities firms as a securities expert, is a member of the NASD Board of Arbitrators and is a mediator certified by the Florida Supreme Court. Mr. Lau is also an investment advisor registered with the SEC.


     There are no family relationships between the executive officers and directors of the Company.

Executive Compensation

     The following table provides summary information concerning cash and certain other compensation paid or accrued by the Company to, or on behalf of, Mr. Brandon, the Company's Chief Executive Officer, during the last three fiscal years. No executive officer of the Company had a combined salary and bonus in excess of $100,000 for any year during such period.

                                               Summary Compensation Table

                                   Annual Compensation              Long-Term Compensation

                                                                          Awards                  Payouts

                                                                   Restricted  Securities
Name and Principal                                Other Annual       Stock     Underlying      LTIP        All Other
 Positions                 Year  Salary   Bonus   Compensation(1)   Award(s)     Options      Payouts     Compensation
--------------------       ----  ------   ------  ----------------  --------     -------      -------    -------------


Stephen F. Brandon         1996  $74,000  $12,000      -               -            -            -              -
   Chief Executive         1995   48,000   12,000      -               -            -            -              -
   Officer, President      1994   41,400   12,000      -               -            -            -              -
   and Chairman of the
   Board




(1) Represents annual club dues paid by the Company on behalf of Mr. Brandon.

     Each director of the Company is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly.

Employment Agreements

     At the Closing of the Offering, the Company intends to enter into an employment agreement with Mr. Brandon pursuant to which he shall serve as the Company's Chief Executive Officer, President and Chairman of the Board for a period of three years from the date of this Prospectus at a salary of $120,000 per annum.

     At the Closing of the Offering, the Company intends to also enter into an employment agreement with Mr. Reed pursuant to which he shall serve as the Company's Executive Vice President-Corporate

Development for a period of three years from the date of this Prospectus at a salary of $96,000 per annum.

     The employment agreements for Messrs. Brandon and Reed will each further provide for reimbursement of business expenses. Additionally, Mr. Brandon's employment agreement will provide for reimbursement of club dues not to exceed $15,000 on an annual basis. The employment agreements will also provide for the payment of full salary in the event of disability for three months and 50% of salary if such disability continues for the next three month period. The Company will have the right to terminate the employment agreements in the event disability continues for more than six consecutive months or for 150 business days in any nine month period. The employment agreements will contain a restrictive covenant precluding Messrs. Brandon and Reed, respectively, from competing with the Company during the term, and for a period of one year after the termination, of the employment agreement, without the Company's consent. Furthermore, the employment agreements will entitle Messrs. Brandon and Reed to participate in any health, compensatory or other plan or program adopted by the Company for the benefit of its executive employees.

Stock Options

1996 Senior Executive Stock Option Plan


     In December 1996, the Board of Directors of the Company adopted the 1996 Senior Executive Stock Option Plan (the "1996 Senior Executive Plan") which provides for the grant of options to a certain senior management group for the purchase of up to 405,000 Common Shares of the Company. The purpose of the 1996 Senior Executive Plan is to provide an incentive and reward for such senior management group to contribute substantially to the progress and success of the Company, to closely align the interests of such employees with the interests of the stockholders of the Company by linking benefits to performance and to retain the services of such employees. In furtherance of that purpose, the 1996 Senior Executive Plan provides for the grant to Messrs. Brandon, Reed, Sperry and Avery of options to purchase 283,500, 72,900, 24,300, and 24,300 Common Shares of the Company, respectively, at an exercise price of $5.00 per share (the "Senior Executive Plan Options"). The Senior Executive Plan Options shall terminate in December 2006 and vest in one-third increments in each of 1999, 2000, and 2001 following the issuance of audited financial statements for the prior year, provided the Company's cumulative pre-tax income from operations exceeds $300,000 (without giving effect to any deferred financing cost resulting from the issuance of 100,000 Common Shares to the Bridge Lender, 80,000 of which were subsequently returned to the Company in the Company's Bridge Financing transaction), $3,000,000 and $7,500,000 for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, respectively (the "Cumulative Goals"). In the event a particular Cumulative Goal is not reached through December 31 of any given year, the particular installment of such Senior Executive Plan Options will nevertheless vest in a future year if the Cumulative Goal for a succeeding year is met. It is anticipated that the Senior Executive Plan Options will be granted at the Closing of the Offering. Following the grant of the Senior Executive Plan Options described herein, no further Senior Executive Plan Options will be available under the 1996 Senior Executive Plan.

1996 Stock Option Plan

     In February 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1996 Stock Option Plan (the "1996 Option Plan") which provides for the grant of options for the purchase of up to 131,250 Common Shares of the Company. The purpose of the 1996 Option Plan is to advance the interests of the Company by providing additional incentive to, and to attract and retain, qualified competent employees, non-employee directors, consultants and advisors through the encouragement of stock ownership in the Company by such persons.


     In February 1996, pursuant to the 1996 Option Plan, the Company granted to Messrs. Reed and Sperry options to purchase 12,500 and 75,000 Common Shares, respectively, at an exercise price of $1.50 per share. Messrs. Reed's and Sperry's options, which are currently exercisable, expire in February 2006.


     In July 1996, pursuant to the 1996 Option Plan, the Company granted to each of Mr. Avery and Dr. Glick options to purchase 12,500 Common Shares at an exercise price of $1.50 per share. The options vest to the extent of 20% per year over a period of five years commencing in July 1997 and terminate in July 2006. Other than the options already granted as described herein, no further options will be granted under the 1996 Option Plan.

1996 Non-Senior Executive Stock Option Plan

     In December 1996, the Company adopted and the stockholders approved the 1996 Non-Senior Executive Stock Option Plan (the "1996 Non-Senior Executive Plan") which provides for the grant of options to employees, non-employee directors, consultants and advisors of the Company, other than eligible optionees under the 1996 Senior Executive Plan, to purchase up to 150,000 Common Shares. The purpose of the 1996 Non-Senior Executive Plan is to provide an incentive and reward the eligible employees, non-employee directors, consultants and advisors to contribute to the progress and success of the Company, to closely align the interests of such eligible optionees with the interests of the stockholders of the Company by linking benefits to performance, to retain the services of such employees, non-employee directors, consultants and advisors, and to attract new employees, non-employee directors, consultants and advisors. No options have been granted under the 1996 Non-Senior Executive Plan as of the date of this Prospectus.



                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the beneficial ownership of the outstanding Common Shares of the Company by (i) any holder of more than 5% of the outstanding Common Shares; (ii) the Company's directors; and (iii) the directors and executive officers of the Company as a group; and (iv) the Selling Stockholder:




                                   Number of                                                     Number of
                                   Common                                       Number of        Common
                                   Shares                                       Common           Shares
                                   Beneficially         Percentage of           Shares           Beneficially        Percentage of
Name and Address of                Owned Prior          Class Prior to          Offered          Owned After         Class After
Beneficial Owner                   to Offering          Offering                Hereby           Offering            Offering (1)
----------------                   -----------          --------                ------           --------            ------------

Stephen F. Brandon . . . . . . . . 731,500(2)(3)        65.4%                   -0-              731,500(2)(3)       29.0%
200 North Oak
Roanoke, Texas
Jean R. Sperry . . . . . . . . . . 122,500(3)(4)        10.3%                   -0-              122,500(3)(4)       4.7%
200 North Oak
Roanoke, Texas
Thomas F. Reed  . . . . . . . . . .98,000(3)(5)         8.7%                    -0-              98,000(3)(5)        3.9%
12704 Eaton Circle
Leawood, Kansas
Gerald L. Beckloff, M.D. ......... 75,500               6.7%                    -0-              75,500              3.0%
Commerce Plaza II, Suite 720
7400 West 110th Street
Overland Park, Kansas
Bertek Pharmaceuticals Inc.(6)     72,727               6.5%                    -0-              72,727              2.9%
10410 Corporate Drive
Sugar Land, Texas
Dominant Construction               20,000              1.8%                     20,000(8)        - 0 -              --
Corp.(7)  . . . . . . . . . . . . .
523 Route 303
Orangeburg, New York
Allan R. Avery . . . . . . . . . . 17,500(3)(9)         1.6%                    -0-              17,500(3)(9)        *
40 Richards Avenue
Norwalk, Connecticut
J. Leslie Glick . . . . . . . . . . 2,500(9)            *                       -0-              2,500               *
10899 Deborah Drive
Potomac, Maryland
All directors and executive        972,000(2)(3)        80.2%                   -0-              972,000(2)(3)       37.2%
officers as a group (five          (4)(5)(9)                                                     (4)(5)(9)
persons)..........................
--------------------

 *       Less than 1%

(1) Does not give effect to the exercise of the Underwriter's Warrant. See "Underwriting."

(2) Mr. Brandon's shares are pledged as security for the repayment of indebtedness. See "Principal and Selling Stockholders-Changes in Control."

(3) Does not include shares issuable upon the exercise of options that may be granted under the 1996 Senior Executive Plan, the exercisability of which will be subject to the attainment of certain performance goals. See "Management-Stock Options."

(4) Includes 75,000 share issuable upon the exercise of currently exercisable options. See "Management-Stock Options."

(5) Includes 12,500 shares issuable upon the exercise of currently exercisable options. See "Management-Stock Options."

(6) The Company has been advised that Bertek Pharmaceuticals Inc. is a wholly-owned subsidiary of Mylan Pharmaceuticals Inc.

(7) The Company has been advised that Alexa Dove is the sole stockholder, director and officer of Dominant Construction Corp. (the "Selling Stockholder") and that Peter M. Dove is the General Manager of the Selling Stockholder and the husband of Alexa Dove. Both Mr. and Mrs. Dove may be deemed to be beneficial owners of the Common Shares owned by the Selling Stockholder.

(8) As noted below, the Selling Stockholder has agreed that it will not transfer any of its Common Shares for a period of two years following the date of this Prospectus without the prior consent of the Underwriter.

(9) Includes for each of Messrs. Avery and Glick 2,500 shares issuable upon the exercise of currently exercisable options. See "Management-Stock Options."


     The Registration Statement, of which this Prospectus forms a part, covers the resale of 20,000 Common Shares issued to the Selling Stockholder by the Company in connection with the Bridge Financing completed in December 1996. See "Bridge Financing."


     The Company will not receive any of the proceeds from the resale of the Common Shares by the Selling Stockholder. The Common Shares held by the Selling Stockholder may be resold at any time following the date of this Prospectus, subject to an agreement between the Selling Stockholder and the Underwriter restricting the transfer of the Common Shares for a period of two years without the Underwriter's consent. The Underwriter has advised the Company that it will not waive the transfer restriction with respect to the Selling Stockholder for 30 days following the date of this Prospectus, and that it has no plans to waive such transfer restriction prior to its expiration. However, the Underwriter has informed the Company that it may contemplate the waiver of such transfer restriction in the future if the sale of the Selling Stockholder's Common Shares would not have an adverse effect on the market price of the Company's Common Shares and the market could sustain such sale. The foregoing notwithstanding, the sale of such Common Shares or the potential of such sales at any time may have an adverse effect on the market prices of the Common Shares offered hereby. See "Risk Factors-Shares Eligible For Future Sale May Adversely Affect the Market."

     The Common Shares offered may be sold from time to time directly by the Selling Stockholder. Alternatively, the Selling Stockholder may from time to time offer such Common Shares through underwriters, dealers, or agents. The distribution of Common Shares by the Selling Stockholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder in connection with such sales of Common Shares. The Common Shares offered by the Selling Stockholder may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions in which the broker solicits purchasers; and (iv) face-to-face transactions between seller and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate . The Selling Stockholder, and intermediaries through whom such Common Shares are sold, under certain circumstances, may be deemed "underwriters" within the meaning of the Act with respect to the Common Shares offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of Common Shares is made by or on behalf of the Selling Stockholder, to the extent required, a Prospectus Supplement will be prepared which will set forth the number of Common Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Shares purchased from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Changes in Control


     Mr. Brandon has pledged to the First National Bank of Grapevine, Grapevine, Texas (the "Lender") and the United States Small Business Administration (the "SBA") all of his 731,500 Common Shares of the Company, representing approximately 65% of the Common Shares outstanding prior to the Offering and 29% of the Common Shares after the Offering. Such pledge was made in furtherance of a loan by the Lender in the original principal amount of $250,000 to the Company and a guaranty of the loan by the SBA. In the event of a default under the loan (the principal amount of which as of June 30, 1997 was $85,486), the Lender and the SBA have the right to foreclose on the Common Shares which could result in, among other things, the Lender and the SBA obtaining voting control over a significant portion of the outstanding Common Shares of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The Company is obligated to repay to Mr. Brandon a loan in the outstanding principal amount of $295,487 (the "Brandon Loan"). The Brandon Loan accrues interest at the rate of 10% per annum, payable monthly, and is payable on January 11, 1999. The Brandon Loan, originally in the principal amount of $500,000, was made on January 11, 1991 and the term has been renewed for successive one year terms each year since January 1992. The Company intends to prepay the remaining principal balance out of the proceeds of this Offering. See "Use of Proceeds."



     In January 1997, the Company entered into an unsecured Credit Agreement with GEM Communications, Inc. ("GEM"), an entity wholly owned by Allan R. Avery, a director of the Company, which provides for the Company to borrow up to $150,000. The Credit Agreement further provides that all amounts borrowed shall be repaid in full on or before January 20, 1998. Interest accrues on the unpaid principal at the rate of 10% per annum and is payable upon demand. At the date of this Prospectus, the Company has borrowed $150,000 under the Credit Agreement, all of which is outstanding. As further consideration to enter into the Credit Agreement, the Company issued to GEM warrants to purchase 30,000 Common Shares of the Company at an exercise price of $6.00 per share, such warrants being exercisable for a period of five years commencing on the first anniversary date of this Prospectus. The Company entered into the Credit Agreement because it required additional financing to fund the Company's working capital needs and no other sources of financing were available to the Company at that time. The Company believes that the terms of the Credit Agreement and the warrant are commercially reasonable and are at least as favorable as the Company could have obtained from an unrelated third party. Amounts borrowed under the Credit Agreement will be repaid out of operating revenues of the Company. No part of the proceeds obtained in this Offering will be utilized to repay the GEM loan.


     To the extent that the Company may enter into any agreements with related parties in the future (of which none are presently contemplated), the Company anticipates that the terms of such agreements will be commercially reasonable and no less favorable to the Company than the Company could obtain from unrelated third parties. Additionally, the Company intends that such agreements will be approved by a majority of disinterested directors.

                            DESCRIPTION OF SECURITIES

Common Shares


     The Company is authorized to issue up to 15,000,000 Common Shares, par value $.01 per share, of which 1,119,227 shares are issued and outstanding as of the date of this Prospectus. All of the issued and outstanding Common Shares are validly issued, fully paid and non-assessable.


     Holders of the Common Shares of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the Common Shares. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Shares, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Shares. The Common Shares are not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Shares, and the Common Shares are not subject to call. The holders of the Common Shares do not have any preemptive or other subscription rights.

     Holders of the Common Shares are entitled to cast one vote for each share held at all stockholders' meetings, including the annual meeting for the election of directors. The Common Shares do not have cumulative voting rights.


     The  Company  has agreed  with the  Underwriter  that it will not issue any
Common Shares (other than pursuant to outstanding options and warrants, the Underwriter's Warrant, or grants under the 1996 Senior Executive Plan and 1996 Non-Senior Executive Plan) for a period of three years from the date of the Prospectus without the prior written consent of the Underwriter. See "Underwriting."


Preferred Shares


     The Company's Certificate of Incorporation authorizes 2,000,000 "blank check" Preferred Shares, par value $.01 per share, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Shares, to issue Preferred Shares from time to time in one or more series, to fix the number of shares constituting any series and the stated value thereof, if different from the par value, and to fix the terms of any such series, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such series. As of the date of this Prospectus, there are no Preferred Shares issued and outstanding, and the Company has no plans to issue any Preferred Shares. The Company has agreed with the Underwriter that it will not issue any Preferred Shares for a period of three years from the date of this Prospectus without the prior written consent of the Underwriter. See "Underwriting."


Delaware Anti-Takeover Law

     The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a 'business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder,  unless  it is  approved  in a  prescribed  manner.  As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Limitation on Liability of Directors; Indemnification

     Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law. This provision, however, does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws or any agreement, or by vote of stockholders, or otherwise.

     The effect of the foregoing is to require the Company, to the extent permitted by law, to indemnify the directors, officers, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the Prospectus, or any such amendment or supplement thereto.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Company intends to obtain liability insurance coverage for its officers and directors in the amount of $1,000,000 per person.

Transfer Agent

     The transfer agent for the Company's Common Shares is Continental Stock Transfer and Trust Company.

                                  UNDERWRITING

General


     The Company has entered into an underwriting agreement (the "Underwriting Agreement") with Clayton, Dunning & Company, Inc. to act as the Underwriter of this Offering. Pursuant to the Underwriting Agreement, the Underwriter will serve as the exclusive agent for the Company to sell 1,400,000 Common Shares on a "best efforts - all or none" basis. The Shares will be offered to the public through the Underwriter and participating selected dealers at the public offering price of $5.00 per Share. The Underwriter has agreed to use its best efforts to find purchasers for the Shares within the Offering Period .

     All proceeds from subscriptions for the Common Shares will be deposited promptly into a non-interest bearing account (the "Escrow Account") with First Union National Bank of Florida, as escrow agent (the "Escrow Agent"), pursuant to an escrow agreement among the Company, the Underwriter and the Escrow Agent. Funds will be transmitted to the Escrow Agent for deposit in the Escrow Account no later than noon of the business day following receipt. All checks must be made payable to "First Union National Bank of Florida, as Escrow Agent for Niche Pharmaceuticals, Inc." In the event that 1,400,000 Common Shares are not sold within the Offering Period, as extended, and funds are not cleared within ten business days thereafter (during which time no additional subscriptions will be accepted), or the Company and the Underwriter agree to terminate the Offering prior to the end of the Offering Period before the Common Shares have been sold, funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. During the Offering Period, no subscriber will be entitled to a refund of any subscription. No funds will be released from the Escrow Account until the 1,400,000 Common Shares offered hereby are sold and paid for or the Offering is terminated because of a failure to sell the minimum number of Shares within the Offering Period. In no event will the Offering extend beyond the Offering Period.

     The Company and/or its principal stockholders and their associates anticipate providing the Underwriter with the names of persons whom they believe may be interested or who may have contacted the Company with an interest in purchasing the Common Shares. The Underwriter may sell the Common Shares to such persons if they reside in a state in which the Common Shares may be sold and in which the Underwriter is permitted to sell the Common Shares. The Underwriter is not obligated to sell Common Shares to any such persons.

     The Underwriter has advised the Company that it proposes to offer the Common Shares to the public at an offering price of $5.00 per Share and that it may allow certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") a concession as it may determine but such concession shall not exceed $___ price per Common Share.


     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

     The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the aggregate Offering price of the Common Shares offered hereby.


     The Company has agreed to sell to the Underwriter, or its designees, for an aggregate purchase price of $100, a warrant (the "Underwriter's Warrant") to purchase 140,000 Common Shares. The Underwriter's Warrant shall be exercisable during a three year period commencing one year from the Effective Date. Any profits realized upon the sale of the Common Shares issuable upon exercise of the Underwriter's Warrant may be deemed to be additional underwriting compensation. The exercise price of the Common Shares issuable upon exercise of the Underwriter's Warrant shall be $7.50 per share (150% of the initial public offering price of the Common Shares). The exercise price of the Underwriter's Warrant and the number of Common Shares covered thereby are subject to adjustment in certain events to prevent dilution. The sale, transfer or hypothecation of the Underwriter's Warrant is restricted for a period of one year from the effective date of the Registration Statement of which this Prospectus is a part, except to officers of the Underwriter, other NASD members participating in the Offering and their officers and partners. For the life of the Underwriter's Warrant, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Shares with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Warrant is outstanding. At any time when the holders of the Underwriter's Warrant might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms. The Company has granted the Underwriter certain "demand" and "piggyback" registration rights with respect to the Underwriter's Warrant and the underlying Common Shares.



     Additionally, for a period of three years following the date of this Prospectus, the Underwriter has been granted the right to purchase from any officer, director or holder of 5% or more of the Company's Common Shares, or any of their respective affiliates (collectively, the "Insiders"), for its account, or to sell for the account of any of such Insiders, any of the Company's securities which the Insiders propose to sell pursuant to Rule 144 promulgated under the Act, on terms at least as favorable as the Insiders can secure elsewhere.


     The Company has also agreed to have a designee of the Underwriter serve as a director of the Company, or as an observer of the Board of Directors, for a period of three years following the date of this Prospectus. See "Management."

     The Insiders and the Selling Stockholder have agreed that they will not transfer any of their Common Shares for a period of two years following the date of this Prospectus without the prior consent of the Underwriter. The Underwriter has advised the Company that it will not waive the transfer restrictions with respect to the Selling Stockholder for 30 days following the date of this Prospectus, and that in any event, it has no plans to waive such transfer restriction prior to its expiration. However, the

Underwriter has informed the Company that it may contemplate the waiver of such transfer restriction in the future if the sale of the Selling Stockholder's Common Shares would not have an adverse effect on the market price of the Company's Common Shares and the market could sustain such sale. In addition, all other persons who are holders of the Company's Common Shares immediately prior to the date of this Prospectus have agreed that they will not transfer their Common Shares for a period of six months following the date of this Prospectus, without obtaining the prior consent of the Underwriter. See "Principal and Selling Stockholders."


     The Company has agreed not to issue any securities for a period of three years from the date of this Prospectus, without the prior written consent of the Underwriter (not to be unreasonably withheld), subject to certain exceptions. See "Description of Securities."


     The Underwriter, a registered broker-dealer, purchases and sells securities on behalf of its customers. The Underwriter also engages in investment banking activities and provides companies with financial advisory services.


     The Underwriter does not intend to sell any of the Company's Common Shares to accounts for which it exercises discretionary authority. The Underwriter has advised the Company that there are no plans, proposals, arrangements or understandings between it and the Selling Stockholder with respect to any future transactions.


     The foregoing is a summary of certain provisions of the Underwriting Agreement and Underwriter's Warrant which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

Determination of Public Offering Price


     Prior to this Offering, there has been no public market for the Common Shares. The initial public offering price for the Common Shares has been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the Shares does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company. See "Risk Factors - Arbitrary Offering Price; Possible Volatility of Stock Price."

     The Company anticipates that the Common Shares will be listed for quotation on the Nasdaq SmallCap Market under the symbol "NCHE", but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. The Underwriter intends to make a market in the Common Shares of the Company.

                                  LEGAL MATTERS


     The validity of the securities being offered hereby will be passed upon for the Company by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554. Certilman Balin Adler & Hyman, LLP beneficially owns 25,000 Common Shares of the Company. Certain legal matters will be passed upon for the Underwriter by Caro & Graifman, P.C., 60 East 42nd Street, New York, New York 10165.


                                     EXPERTS


     The financial statements of the Company as of December 31, 1996 and for the years ended December 31, 1996 and 1995 included in this Prospectus have been audited by Moore Stephens, P.C., 331 Madison Avenue, New York, New York 10017, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by the Company with the Commission under the Act and omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the Common Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549, and at the offices of the Commission located at 7 World Trade Center, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549 at prescribed rates. Furthermore, the Commission maintains a Web site that will contain reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

                                    GLOSSARY

     As used in this Prospectus, the terms set forth have the following meanings:

amino glycosides - bactericidal antibiotics used primarily in the treatment of gram negative infections.

aspartame - an artificial sweetener (a compound formed from two amino acids, phenylalanine and aspartate, and methanol).

bioavailability - an absolute term that indicates measurement of both the rate and total amount (extent) of supplement or nutrient that reaches the general circulation from an administered dosage form.

cellulose - a fibrous form of polysaccharide constituting the supporting framework of plant.

co-morbid - joint factor related to disease.

cofactor - the substance that activates an enzyme.

dentition - the process and time of teething.

distal - farthest point of the medical line when referencing the anatomy of a living organism..

diverticulosis - inflammation in the intestinal tract.

elemental magnesium - the absolute amount of the mineral magnesium contained in the salt presentation (e.g. the amount of magnesium cation in magnesium L-lactate dihydrate).

enteral - within or by way of the intestine.

enteric - pertaining to the intestinal tract.

enzymatic reaction - a catalytic reaction produced by living cells.

epidemiological - pertaining to the study of infectious disease.

ethical pharmaceutical - refers to pharmaceuticals that are dependent on healthcare professionals' recommendation or prescription for use.

glycemic- condition of sugar or glucose in the blood.

guar - a legume.

gum - any resinlike substance given off by plants.

hemicellulose - a polysaccharide that is intermediate in complexity between sugar and cellulose.

intracellular cation - magnesium, potassium, calcium and sodium are the four major cations or positively charged ions in fluids. Their relative concentrations determine the integrity of the cell membrane and the electrical potential of tissues. All of the cations work together to maintain proper cell function.

lignin - a polymer that functions as a natural binder and support for the cellulose fiber of woody plants.

lipid - fats that are insoluble in water.

magnesium L-lactate dihydrate- a highly soluble magnesium salt containing 10% elemental magnesium by weight (e.g. 850 milligrams of magnesium L-lactate dihydrate contains 84 milligrams of elemental magnesium).

metabolic electrolyte - electrically conducting ions, i.e. negatively or positively charged atoms, that are associated with the chemical process of maintaining life.

myocardial infarction - development of an area of necrotic tissue in the heart.

naso-gastric -  the area between the nasal cavity and the stomach.

nutraceutical - pertaining to nutritional supplements.

pectin - a plant carbohydrate that forms a gelatinous mass.

pentogens - any one of a group of complex  carbohydrates found with cellulose in
many  woody  plants  and  yielding  pentoses,   i.e.  five-carbon  sugars,  upon
hydrolysis.

pharmaceutical - an oral, injectable, liquid, or topical dosage form of a chemical entity dispensed by healthcare professionals.

pharmacologic - the activity of a supplement or nutrient which will produce a physiologic or qualitatively different effect in a living organism.

physiologic - the dose of a naturally occurring agent, within the range of concentrations or potencies that would occur naturally, capable of affecting the activity, functions, and/or processes of a living organism.

polysaccharide - a carbohydrate consisting of a polymer of simple sugars, which, as a dietary or nutritional supplement, is capable of affecting the activities, functions, and/or processes of a living organism.

prophylaxis - the preventive treatment of disease.

renal - pertaining to, or in the region of, the kidneys.

serum - the liquid portion of whole blood.

ventricular arrhythmias - an irregularity of the heart's action affecting one of the lower chambers of the heart, which propel blood into the arteries.

NICHE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------


INDEX
-------------------------------------------------------------------------------



                                                                                                         Page to Page


Independent Auditor's Report..........................................................................  F-1.........


Balance Sheets as of June 30, 1997 [Unaudited] and
December 31, 1996.....................................................................................  F-2......... F-3

Statements of Operations for the six months ended June 30, 1997 and 1996 [Unaudited] and for the years ended December 31, 1996 and 1995...............................  F-4.........

Statements  of  Stockholders'  [Deficit]  for the six months ended June 30, 1997
[Unaudited] and for the years ended December 31, 1996
and 1995..............................................................................................  F-5...........

Statements of Cash Flows for the six months ended June 30, 1997 and
1996 [Unaudited] and for the years ended December 31, 1996 and 1995...................................  F-6......... F-7

Notes to Financial Statements.........................................................................  F-8.........F-19





                          . . . . . . . . . . . . . . .

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Niche Pharmaceuticals, Inc.
        Roanoke, Texas



     We have audited the accompanying balance sheet of Niche Pharmaceuticals, Inc. as of December 31, 1996, and the related statements of operations, stockholders' [deficit], and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Niche Pharmaceuticals, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and as discussed in Note 3 to the financial statements, the Company has suffered recurring losses since its inception in 1991; has an accumulated deficit of $1,117,600 and a working capital deficit of $623,244 at December 31, 1996. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                              MOORE STEPHENS, P.C.
                                              Certified Public Accountants.


New York, New York
August 5, 1997 except for Notes
16H and 16I as to which dates
are September 1, 1997 and
September 10, 1997 respectively

NICHE PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------

BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                                               June 30,           December 31,
                                                                                                1 9 9 7              1 9 9 6
                                                                                              [Unaudited]
Assets:
Current Assets:
        Cash                                                                               $         51,767    $        60,956
        Accounts Receivable (net of allowance for discounts
          of $1,820 and $7,279, respectively)                                                       111,012            115,413
        Inventory                                                                                   157,106            270,289
        Other Current Assets                                                                          2,475               ---
                                                                                                      -----            -------

        Total Current Assets                                                                        322,360            446,658
                                                                                                    -------            -------

Property and Equipment - Net                                                                         17,807             20,051
                                                                                                     ------             ------

Other Assets:
        Intangible Assets - Net                                                                     981,032          1,033,399
        Deferred Financing Costs                                                                    179,050            382,470
        Miscellaneous Receivable and Deposit                                                            540              1,665
                                                                                               -------------     --------------

        Total Other Assets                                                                        1,160,622          1,417,534
                                                                                                  ---------          ---------

        Total Assets                                                                       $      1,500,789    $     1,884,243
                                                                                                  =========          =========



Substantially all assets are pledged.



   The Accompanying Notes are an Integral Part of these Financial Statements.

NICHE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------

BALANCE SHEETS
-------------------------------------------------------------------------------



                                                                                                  June 30,           December 31,
                                                                                                  1 9 9 7              1 9 9 6
                                                                                                [Unaudited]


Liabilities and Stockholders' [Deficit]:
Current Liabilities:
        Accounts Payable and Accrued Expenses                                              $        247,885    $       427,239
        Note Payable - Line of Credit - Related Party                                               122,130                 --
        Note Payable - Bank                                                                         300,000            300,000
        Current Portion of Long-Term Debt                                                            48,161             42,663
        Notes Payable - Product Acquisition and Financing                                           250,000            200,000
        Notes Payable - Bridge Financing                                                            100,000            100,000
                                                                                                   ---------           -------

        Total Current Liabilities                                                                 1,068,176          1,069,902
                                                                                                  ---------          ---------

Long-Term Liabilities:
        Long-Term Debt - Less Current Maturities                                                     37,325             61,016
        Note Payable - Product Acquisition and Financing                                            765,294            961,926
        Notes Payable - Stockholders                                                                407,987            407,987
                                                                                                    -------            -------

        Total Long-Term Liabilities                                                               1,210,606          1,430,929
                                                                                                  ---------          ---------


Commitments and Contingencies [14]                                                                   --                   --
                                                                                                   --------          ---------


Stockholders' [Deficit]:
        Preferred Stock, $.01 Par Value, 2,000,000 Shares Authorized,
          No Shares Issued and Outstanding                                                               --                 --

        Common Stock, $.00105 Par Value, 15,000,000 Shares
          Authorized; Issued and Outstanding 1,174,227 Shares at
          June 30, 1997 and 1,101,500 Shares at December 31, 1996                                     1,234              1,157

        Additional Paid-in Capital                                                                  738,378            499,855

        Accumulated [Deficit]                                                                    (1,517,605)        (1,117,600)
                                                                                                 ----------         ----------

        Total Stockholders' [Deficit]                                                              (777,993)          (616,588)
                                                                                                   --------           --------

        Total Liabilities and Stockholders' [Deficit]                                      $      1,500,789    $     1,884,243
                                                                                                  =========          =========






   The Accompanying Notes are an Integral Part of these Financial Statements.

NICHE PHARMACEUTICALS, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------




                                                              Six months ended                         Years ended
                                                                 June 30,                              December 31,
                                                         1 9 9 7            1 9 9 6             1 9 9 6              1 9 9 5
                                                         -------            -------             -------              -------
                                                       [Unaudited]        [Unaudited]


      Revenues:

        Sales - Net                                 $       469,514     $       533,276    $      1,127,316    $       540,121
        Other Revenues                                        -                   --                  --                66,147
                                                           ---------            -------           ---------           --------
          Total Revenues                                    469,514             533,276           1,127,316            606,268

        Cost of Sales                                       155,529             195,983             398,815            183,146
                                                            -------             -------             -------            -------

          Gross Profit                                      313,985             337,293             728,501            423,122


        Selling, General and Admin-
          istrative Expenses                                398,841             358,487           1,002,459            334,941
                                                            -------             -------           ---------            -------

          Income (Loss) from Operations                     (84,856)            (21,194)           (273,958)            88,181
                                                            -------             -------            ---------            ------

        Other [Expense] Income:
          Interest Expense                                 (101,020)           (102,976)           (203,935)           (91,800)
          Amortization of Deferred
            Financing Costs                                (203,420)                 --             (24,530)                --
          Amortization of Debt Issue
            Costs                                           (10,730)                 --                  --                 --
          Interest Income                                        21               1,914               2,784              2,616
                                                           ---------            --------            --------            -------

          Other [Expense]                                  (315,149)           (101,062)           (225,681)           (89,184)
                                                           --------            --------            --------            -------

          Net [Loss]                                $      (400,005)    $      (122,256)   $       (499,639)       $    (1,003)
                                                          ==========          ===========        ============         ==========

          Net [Loss] Per Share                      $          (.36)    $           (.11)  $            (.45)      $       --
                                                         ===========         ============         ===========         ==========

          Weighted Average Number of
          Shares                                          1,101,904           1,101,500           1,101,500           1,101,500
                                                          =========           =========           =========           =========





     The Accompanying Notes are an Integral Part of these Financial  Statements.

NICHE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------


STATEMENTS OF STOCKHOLDERS' [DEFICIT]
-------------------------------------------------------------------------------






                                                 Common Stock              Additional                              Total
                                         Number of         Par Value         Paid-in          Accumulated       Stockholders'
                                          Shares           [$.00105]         Capital           [Deficit]          [Deficit]
                                          ------                             -------            -------            -------

  Balance - January 1,
   1995                                 977,500   $        1,026   $        54,974    $     (616,958)    $     (560,958)


   Stock Issuance                        22,500               24            44,976                --             45,000

   Net [Loss]                                --               --                --            (1,003)            (1,003)
                                       --------            -------          -------            ------             ------

Balance - December 31,
   1995                               1,000,000            1,050            99,950          (617,961)          (516,961)


   Stock Issuance -
      Bridge Financing                  100,000              105           399,895                --            400,000

   Other Stock Issuance                   1,500                2                10                --                 12

   Net [Loss]                                --               --                --          (499,639)          (499,639)
                                       --------           -------           -------          --------           --------

Balance - December 31,
   1996                               1,101,500            1,157           499,855        (1,117,600)          (616,588)

   Deferred Debt Expense
      Incurred on Note
      Payable - Line of
      Credit - Related Party            --               --                 38,600             --                38,600

   Common Stock Issued
      in Payment of Install-
      ment Due on Note
      Payable - Product
      Acquisition and
      Financing                          72,727               77           199,923                --            200,000

   Net [Loss]                          ---------           -------         -------          (400,005)          (400,005)
                                                                                            --------           --------

Balance - June 30,
   1997 [Unaudited]                   1,174,227   $        1,234   $       738,378    $   (1,517,605)    $     (777,993)
                                      =========            =====           =======        ==========     =     ========


   The Accompanying Notes are an Integral Part of these Financial Statements.


NICHE PHARMACEUTICALS, INC.
------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------

                                                            Six months ended                           Years ended
                                                                 June 30,                              December 31,
                                                         1 9 9 7            1 9 9 6             1 9 9 6              1 9 9 5
                                                         -------            -------             -------              -------
                                                       [Unaudited]        [Unaudited]
Operating Activities:
        Net Loss                                    $    (400,005)    $     (122,256)   $      (499,639)   $        (1,003)
                                                          --------          ---------          --------              ------
        Adjustments  to  Reconcile
          Net Loss to Net Cash [Used for]  Provided by
          Operating Activities:
          Depreciation and Amortization                    258,031            56,058             136,619             51,626
          Amortization of Imputed Interest
            Discount                                        53,368            57,250             115,146             18,845
          Amortization - Deferred Debt
            Discount                                        10,730              --                  --                 --
          Reserve for Discounts                              6,585             1,572               7,279               --
          Write-off of Deferred Offering Costs                --                --               130,053               --

        Changes in Assets and Liabilities:
          [Increase] Decrease in:
            Accounts Receivable                             (2,184)            (47,262)          (38,036)           (61,139)
            Inventory                                      113,183              29,400          (164,888)           (94,514)
            Other Current Assets                            (2,475)                 --               --                 --
            Other Assets                                     1,125              (1,055)            4,363             (5,488)
          Increase [Decrease] in:
            Accounts Payable and Accrued
               Expenses                                   (179,354)             46,965           320,215              2,516
                                                           --------              ------          -------              -----
          Total Adjustments                                259,009             142,928           510,751            (88,154)
                                                           -------             -------           -------            --------
        Net Cash - Operating Activities                   (140,996)             20,672            11,112            (89,157)
                                                          ---------             ------            ------            -------
Investing Activities:
        Purchases of Property and
          Equipment                                             --              (1,168)           (5,186)           (14,745)
        Payment for Purchases of Intangible
          Assets                                                --                --                  --            (59,469)
                                                            ------              ------             -----            --------
        Net Cash - Investing Activities                         --              (1,168)           (5,186)           (74,214)
                                                            ------              ------             ------            -------
Financing Activities:
        Principal Payments on Long-Term
          Debt                                              (18,193)           (22,673)          (40,382)           (35,381)
        Proceeds of Notes Payable - Line
          of Credit - Related Party                         150,000               --                  --                 --
        Principal Payments on Notes Payable -
          Stockholders                                           --            (39,258)          (57,378)           (33,974)
        Proceeds of Note Payable - Bank                          --               --                  --            300,000
        Proceeds from Bridge Loan                                --               --             100,000                 --
        Repayment of Stockholders' Loans                         --               --                  --            (14,300)
        Proceeds from Issuance of Common Stock                   --               --                  --             45,000
        Payment for Deferred Offering Costs                      --               --             (96,982)                --
        Payments of Deferred Financing
          Costs                                                  --               --              (7,000)                --
                                                            -------             ------            ------            -------

        Net Cash - Financing Activities                     131,807            (61,931)         (101,742)           261,345
                                                            -------            -------          ---------           -------

        Net [Decrease] Increase in Cash                      (9,189)           (42,427)          (95,816)            97,974

Cash - Beginning of Periods                                  60,956            156,772           156,772             58,798
                                                             ------            -------           -------             ------
        Cash - End of Periods                       $        51,767     $      114,345    $       60,956      $     156,772
                                                             ======            =======            ======            =======

   The Accompanying Notes are an Integral Part of these Financial Statements.

NICHE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

                                                            Six months ended                           Years ended
                                                                 June 30,                              December 31,
                                                         1 9 9 7            1 9 9 6             1 9 9 6              1 9 9 5
                                                         -------            -------             -------              -------
                                                       [Unaudited]        [Unaudited]

Supplemental Disclosures of Cash Flow Information:

        Cash paid during the periods for:
          Interest                                  $        58,146     $        34,236    $         55,921    $        96,046


Supplemental Disclosure of Non-Cash Investing and Financing Activities:

     The Company purchased the rights, title and interest in a pharmaceutical product [See Note 4]. In connection with the purchase, the Company paid $200,000 during 1995 and assumed an obligation discounted to its net present value at the date of acquisition of $1,227,935 [net of discount of $472,065]. The $200,000 paid at closing was used to purchase inventory and a portion of intangible assets.


     The Company issued 100,000 shares of common stock during 1996 in partial exchange for the bridge financing. The value assigned to these shares is reflected as $105 of common stock and $399,895 of additional paid-in capital.

     In January 1997, in further consideration of $150,000 of a line of credit extended by a related party, the Company issued warrants to purchase 30,000 shares of the Company's stock at $6.00 per share. The value of these warrants ($38,600) has been recorded as debt issue cost by the Company and will be amortized over the lives of the notes payable issued under the line of credit.

     The Company issued 72,727 shares of common stock in payment of an installment, in the amount of $200,000, due under the notes payable - product acquisition and financing.













   The Accompanying Notes are an Integral Part of these Financial Statements.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
-------------------------------------------------------------------------------

[1] Principles of Organization and Business

Niche Pharmaceuticals, Inc., a Delaware corporation [the "Company"], was incorporated pursuant to the laws of the State of Delaware on October 14, 1996. The Company is the successor to Niche Pharmaceuticals, Inc., a Texas corporation ["Niche Pharmaceuticals - Texas"] which was incorporated pursuant to the laws of the State of Texas in 1991. The Company was organized to enable Niche Pharmaceuticals - Texas to merge with and into the Company in November 1996 in order to effectuate a reincorporation in the State of Delaware. Pursuant to the terms of the merger, the Company effectuated a 1.25 to 1 stock split of all shares of common stock on the date of merger. These financial statements have been prepared giving retroactive effect to the merger.

The Company manufactures, through contract manufacturers, markets and distributes non-prescription pharmaceutical and nutraceutical dietary supplement products throughout the entire United States. The pharmaceutical and nutraceutical industry is characterized by extensive research efforts, rapid technological progress and intense competition. There are many public and private companies, engaged in developing and marketing pharmaceuticals and nutraceuticals, that represent significant competition to the Company.

[2] Summary of Significant Accounting Policies

[A] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[B] Economic Dependency - The Company has an exclusive agreement with a pharmaceutical manufacturer and distributor for the manufacture and packaging of one of its products. The initial term of the agreement expires in July 1997 and is automatically renewable for successive two year terms, unless written notice of termination is given by either party at least one year prior to the expiration of the initial or a successive term. Neither party has given any notice of termination. Accordingly, the expiration date of this agreement has been extended to July 1999. The terms of this agreement provide that, in the event of early termination by such manufacturer and distributor, such manufacturer and distributor will, at the Company's request, provide the Company with a supply of up to the total amount of product purchased by the Company in the previous year. If the relationship with such manufacturer and distributor were to cease, the Company believes, but cannot assure, that it will be able to engage an alternative manufacturer on comparable terms to such agreement to manufacture such product at comparable levels.

The Company's other product was being manufactured by another manufacturer and distributor, pursuant to an agreement which expired on December 31, 1996. Pursuant to such agreement, the manufacturer and distributor was obligated to manufacture this product in sufficient quantity to meet the Company's projected sales needs, which the Company estimates to be approximately $1,000,000 for 1997. See note 16[H].

The Company earned a substantial portion of its revenues from four customers during each of the years ended December 31, 1996 and 1995. Revenues from these customers were approximately 28%, 15%, 14% and 14% ($316,000, $169,000, $158,000
and $158,000, respectively) of operating revenues in 1996, and 25%, 16%, 13% and 13% ($135,000, $86,000, $70,000 and $70,000, respectively) of operating revenues in 1995, exclusive of amounts received in settlement with a supplier [See Note 14]. Amounts included in accounts receivable from these customers were $37,107, $1,696, $10,319 and $18,539 at December 31, 1996. The loss of any one of these customers may have a substantial adverse effect on the Company.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
-------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

[C] Concentration of Credit Risk - The Company extends credit to its customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of the customers and, based upon factors surrounding the credit risk of the customers, believes that its receivable credit risk exposure is limited. Such estimate of the financial strength of the customers may be subject to change in the near term.

[D] Inventories - Inventories, which consist solely of finished products, are stated at the lower of cost or market. Cost is determined on the first-in, first-out [FIFO] method.

[E] Property and Equipment - Property and equipment are recorded at cost. Expenditures for normal repairs and maintenance are charged to earnings as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations. Depreciation and amortization are recorded using the straight-line method over the shorter of the estimated lives of the related asset or the remaining lease term. Estimated useful lives are as follows:

Office Equipment                                                   5-7 Years
Computer Equipment                                                   5 Years
Furniture and Fixtures                                             5-7 Years
Leasehold Improvements                                               5 Years


[F] Intangibles - Intangibles include contract rights, trademarks, patents, educational materials, clinical data, covenants-not-to compete and organization costs. Amortization of intangibles is being recognized by the straight-line method based upon the economic lives of the assets. The Company continually reevaluates the carrying values of these assets, by reviewing the estimated useful lives to determine whether current events and circumstances warrant adjustments to the carrying value and estimates of useful lives. At this time, the Company believes that no impairment of these assets has occurred and that no reduction of the estimated useful lives is warranted. Estimated useful lives are as follows:

Contract Rights                                                      15 Years
Trademarks                                                        10-15 Years
Patent                                                               17 Years
Educational Materials, Clinical Data and
        Covenant-not-to Compete                                       7 Years
Organization Costs                                                    5 Years

[G] Deferred Financing Costs - Deferred financing costs represent costs associated with the bridge loan financing [Note 10] and are being amortized over the life of the bridge loan.

[H] Deferred Offering Costs - These costs represent legal and accounting fees in connection with the proposed public offering of the Company's common stock. These costs will be charged to additional paid-in capital upon completion of the proposed public offering. If the offering is not completed, these costs will be expensed.

[I] Earnings Per Share - Earnings per share are based on the weighted average number of shares outstanding for each period presented and includes the 100,000 shares issued in the bridge financing for all periods presented [See Note 10]. Certain shares or equivalents issued within a one year period prior to the initial filing of the initial public offering of the registration statement are treated as outstanding for all periods presented.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]


[J] Advertising and Marketing - Advertising and marketing expense, primarily comprised of print media distributed to current and potential customers, is expensed as incurred. Advertising and marketing expense amounted to $66,942 and $40,397 for the years ended December 31, 1996 and 1995, respectively.

[K] Stock Options and Similar Equity Instruments Issued to Employees - The Company uses the intrinsic value method to recognize compensation expense related to stock options and similar equity instruments issued to employees, which is based on the difference between the fair market value of the common stock and the exercise price at the grant date in accordance with Accounting Principles Board ("APB") No. 25. The Company accounts for all transactions, in which equity instruments are issued to non-employees pursuant to the acquisition of goods or services, based upon the fair value of the consideration received or the fair value of the equity instrument issued whichever is more reliable, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123.

[L] Cash and Cash Equivalents - The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents at December 31, 1996.

[3] Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplates continuation of the Company as a going concern, and the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 1996, the Company had an accumulated deficit of $1,117,600 and a working capital deficit of $623,244.

The ability of the Company to continue as a going concern is dependent upon the success of the Company's marketing efforts and its ability to obtain sufficient funding to continue operations. The Company has been funded through December 31, 1996 by loans from its principal stockholders, bridge financing and through third party debt which has been guaranteed by various stockholders and by the sale of stock [See Notes 7, 8, 9 and 10]. The ability of the Company to effect its transition, ultimately, to profitable operations is dependent upon obtaining adequate financing and achieving an increase in revenues. Additionally certain selling, general and administrative costs will be reduced. The Company has acquired products that have proven market acceptance and management plans to increase revenues by substantially increasing its marketing activities both in and outside the United States. Management believes that these plans can be effectively implemented in the next twelve months. There can be no assurance that management will be successful in these endeavors. The Company's ability to continue as a going concern is dependent on the implementation and success of these plans. The financial statements do not include any adjustments in the event the Company is unable to continue as a going concern.

[4] Product Acquisition and Financing

On October 17, 1995, pursuant to an agreement between a pharmaceutical manufacturer and the Company, the Company purchased all rights, title and interest to a product manufactured by such pharmaceutical manufacturer. Such agreement requires the Company to pay the greater of $1,700,000 [$200,000 was paid at the date of acquisition] or 20% of the annual product sales payable over a five year installment period with a maximum payment of $3,000,000. Such installment plan did not include a stated rate of interest; therefore, the payments were discounted to a net present value of $1,227,935 using an imputed interest rate of 11% which resulted in a discount of $472,065 that will be amortized over the life of the agreement using the effective interest method. The note is guaranteed by the principal stockholder of the Company.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------

[4] Product Acquisition [Continued]

The following is a summary of the minimum payments required to be made on or before March 31 of each year indicated below under this agreement as of December 31, 1996:

Years Ending December 31,                                   Minimum Payment Due
                     1997                                      $     200,000
                     1998                                            250,000
                     1999                                            300,000
                     2000                                            350,000
                     2001                                            400,000
                                                                      -------
        Total                                                       1,500,000
        Less: Unamortized Discounts                                   338,074

          Net Present Value Due                                $    1,161,926
          ---------------------                                     =========

The cost of this product was allocated to the following assets:

        Asset                                                     Amount

Inventory                                                   $      140,531
Trademark                                                          300,000
Educational Materials                                               50,000
Clinical Data                                                      200,000
Covenant-not-to Compete                                            100,000
Contract Rights                                                    437,404
                                                                   -------

        Total                                               $    1,227,935
        -----                                                    =========

Interest expense from discount amortization amounted to $115,146 for the year ended December 31, 1996.

[5] Property and Equipment

Property and equipment consist of the following at December 31, 1996:

Furniture and Fixtures                                         $       26,018
Machinery and Equipment                                                20,051
Leasehold Improvements                                                  5,938
                                                                        -----

Total at Cost                                                          52,007
Less:  Accumulated Depreciation                                        31,956

        Net                                                    $       20,051
        ---                                                            ======

Depreciation expense for the years ended December 31, 1996 and 1995 amounted to $5,321 and $5,250, respectively.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #5
[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------
[6] Intangibles

Intangibles consist of the following at December 31, 1996:

                                                                 Original Cost

Contract Rights                                                $      442,404
Organizational Costs                                                  122,039
Patents                                                                84,000
Trademarks                                                            303,000
Educational Material                                                   50,000
Clinical Data                                                         200,000
Covenant-not-to Compete                                               100,000
                                                                      -------
Total at Cost                                                       1,301,443
Less:  Accumulated Amortization                                       268,044
                                                                      -------

        Net                                                    $    1,033,399
        ---                                                         =========

Amortization expense for these intangibles for the years ended December 31, 1996 and 1995 amounted to $106,767 and $46,376, respectively.

[7] Long-Term Debt

Long-term debt consists of a note payable to a bank, in the original principal amount of $250,000 payable with interest currently calculated at the prime rate plus 2.25% [10.5% at December 31, 1996]. Such interest rate is adjusted annually. The amount due is payable in monthly installments of approximately $4,400 including principal and interest through April 1999. The note is collateralized by the Company's accounts receivable, inventory, working capital, intangibles and the common shares of the Company held by its principal stockholder. In addition, the repayment of the note is guaranteed by the Company's principal stockholder and, in part, by the United States Small Business Administration. Note Payable - Bank and Notes Payable - Stockholders [See Notes 8 and 9] are subordinated to this debt.

Long-term debt consists of the following at December 31, 1996:

Total Long-Term Debt                                           $      103,679
Less: Current Portion                                                  42,663
                                                                       ------

        Total                                                  $       61,016
        -----                                                          ======

At December 31, 1996, aggregate maturities of long-term debt are as follows:

Year Ending                                                          Amount
December 31,
        1997                                                   $       42,663
        1998                                                           48,683
        1999                                                           12,333
                                                                       ------

        Total                                                  $      103,679
        -----                                                         =======

Interest expense on this debt for the years ended December 31, 1996 and 1995 was $16,196 and $17,747, respectively.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #6

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------

[8] Note Payable - Bank

Pursuant to an agreement dated October 11, 1995 and renewed on October 11, 1996, the Company borrowed $300,000 from a bank, evidenced by a note payable. The note bears interest at the bank's prime rate plus 1% [calculated at 9.25% at December 31, 1996]. Interest is due quarterly and the note matures on October 11, 1997. The note payable is unsecured and guaranteed by a stockholder of the Company. The stockholders' notes payable are subordinated to this debt. Interest expense on this note for the year ended December 31, 1996 was $27,357. The weighted average interest rate at December 31, 1996 on this short-term debt was 9.44%.

[9[ Notes Payable - Stockholders                                                            December 31,
                                                                                            ------------
                                                                                              1 9 9 6
Unsecured note to stockholder,  interest at 10% per annum, made January 11, 1991 in the original amount of $500,000,  due January 11, 1999 with automatic renewal of one year periods until written  notice of  termination at least 30 days prior
to the end of the initial or any renewal term.                                               $295,487

Unsecured note to stockholder, interest at 10% per annum, made December 10, 1991 in the  original  amount of $37,500,  due January 10, 1999,  unless  accelerated
pursuant to the terms of the agreement.                                                        37,500

Unsecured note to stockholder, interest at 10% per annum, made December 10, 1991 in the  original  amount of $37,500,  due January 10, 1999,  unless  accelerated
pursuant to the terms of the agreement.                                                        37,500

Unsecured note to stockholder, interest at 10% per annum, made December 10, 1991 in the  original  amount of $37,500,  due January 10, 1999,  unless  accelerated
pursuant to the terms of the agreement.                                                        37,500
                                                                                               ------
        Total Notes Payable - Long-Term                                                      $407,987
        -------------------------------                                                      ========

At December 31, 1996, aggregate maturities of notes payable - stockholders is as follows:

Year Ending
December 31,
        1997                             $            --
        1998                                          --
        1999                                     407,987
                                                 -------

          Total                          $       407,987
          -----                                  =======

These notes are subordinated to the note payable - bank [See Note 8].

Interest expense on the notes for the years ended December 31, 1996 and 1995 was $43,923 and $48,608, respectively.

[10] Bridge Loan

In December 1996, the Company borrowed $100,000 in a bridge loan financing from unaffiliated persons at the rate of 10% simple annual interest. Such loans are to be repaid the first anniversary date of the bridge loan closing. In further consideration of the bridge loan, the Company issued 100,000 shares of common stock. The fair value of the common stock at the date of issuance of approximately $400,000 plus a placement fee of $7,000 is recorded as a deferred financing cost and is being amortized over the estimated life of the debt. Amortization of deferred financing costs totaled $24,530 for the year ended December 31, 1996.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #7

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------
[11] Fair Value of Financial In struments

Generally accepted accounting principles require disclosing the fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization on settlement. For certain financial instruments, including cash, accounts receivable, payables and accrued expenses, it was estimated that the carrying value approximates fair value because of the near term maturities of such obligations. Management believes that the fair value of the Company's stockholders' debt approximates its carrying value. The fair value of the product financing, long-term debt and notes payable - bank is based on current rates at which the Company could borrow funds at similar rates and maturities. The carrying value of long-term debt approximates fair value.

[12] Income Taxes

For financial reporting purposes, at December 31, 1996, the Company has net operating loss carryforwards of $945,000 expiring by 2011.

The expiration dates of net operating loss carryforwards are as follows:

    December 31,                                                         Amount

        2006                                                     $       114,000
        2007                                                             289,000
        2008                                                             126,000
        2009                                                              52,000
        2010                                                              14,000
        2011                                                             350,000
                                                                         -------

        Total                                                    $       945,000
        -----                                                            =======

A deferred tax asset arising primarily from the benefits of net operating loss carryforwards of approximately $321,000 is offset by an allowance of $321,000 due to the uncertainty of its ultimate realization.

[13] Stockholders'  Deficiency

The Company originally sold 20,000 shares of stock at $5 per share [50,000 shares as adjusted for stock splits - 27,500 in 1994 and 22,500 in 1995] during the period November 1, 1994 through March 31, 1995 in a private placement.

During 1994, the Board of Directors declared a 3.8 to 1 split. In addition, in February 1996, the Board of Directors declared a 2 to 1 stock split for stockholders of record. In addition, as part of the reincorporation of the Company in Delaware, the Company also effectuated a 1.25 to 1 stock split. The financial statements have been retroactively restated to reflect all such stock splits which reduced the par value of the Company's shares from $.01 to $.00105.

Preferred Shares - Pursuant to the Company's Certificate of Incorporation [the "Certificate of Incorporation"], preferred stock may be issued by the Company in the future without stockholder approval and upon such terms as the Board of Directors may determine. The rights of holders of common shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #8
[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
-------------------------------------------------------------------------------


[14] Commitments and Contingencies


[A] The Company reached a settlement in its lawsuit with a supplier in which the Company sought recovery from such supplier for damages it sustained as a result of conduct on the part of such supplier pertaining to one of its products. The Company received net proceeds of $66,147 during 1995 and agreed to terminate all litigation in return. Such amount has been included in revenue for the year ended December 31, 1995.

[B] Other Related Party Transactions [Lease of premises] - The Company leased its office and warehouse space on a month to month basis from its president and principal stockholder through September 1996. Rental expense for the office and warehouse for the years ended December 31, 1996 and 1995 was $20,273 and $16,749, respectively.

In September 1996, the principal stockholder sold the office and warehouse premises to a third party. Effective September 1996, the Company entered into a five (5) year noncancelable operating lease with the new owners of the same premises. The lease, which expires in August of 2001, requires an annual rental of $24,000 for the first year, with annual increases of $2,400 each year for the next three (3) years. The Company has the option to renew the lease for a period of up to five (5) years at a monthly rental of $2,600. The Company pays property taxes, insurance, utilities and certain repairs related to the leased property.

Future minimum rental payments under the above and another noncancelable lease as of December 31, 1996 are as follows:

Years ending                                                              Amount
December 31,
        1997                                                     $        37,300
        1998                                                              42,200
        1999                                                              32,100
        2000                                                              31,200
        2001                                                              20,800
                                                                          ------

        Total                                                    $       163,600
        -----                                                            =======

[C] Other Commitments - The Company leases equipment for its operations under five (5) noncancelable operating leases expiring at various dates through March 1999.

Future minimum rental payments under the above noncancelable operating leases as of December 31, 1996 are as follows:

Year ending
December 31,                                                              Amount

        1997                                                              14,814
        1998                                                               9,193
        1999                                                               1,124
                                                                           -----

        Total                                                    $        25,131
        -----                                                             ======

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #9

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------

[15] Stock Option Plans

[A] The 1996 Stock Option Plan - In February 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1996 Stock Option Plan [the "1996 Stock Plan"] which provides for the grant of options for the purchase of up to 131,250 common shares of the Company.

In February 1996, pursuant to the 1996 Stock Plan, the Company granted to two directors of the Company options to purchase 12,500 and 75,000 common shares, respectively, at an exercise price of $1.50 per share, commencing February 1997 and terminating February 2002. The market price of the common stock was $1.50 when such options were issued.

In February 1996, pursuant to the 1996 Stock Plan, the Company granted to various non-executive employees of the Company options to purchase 16,875 common shares, respectively, at an exercise price of $1.50 per share. The options vest to the extent of 20% per year over a period of five years, commencing in February 1997 and terminate in February 2006. The market price of the common stock was $1.50 when such options were issued.

In July 1996, pursuant to the 1996 Option Plan, the Company granted to each of two other directors options to purchase 12,500 common shares at an exercise price of $1.50 per share. The options vest to the extent of 20% per year over a period of five years commencing in July 1997 and terminate in July 2006. The market price of the common stock was $1.50 when such options were issued.

No options were granted pursuant to any other stock option plan [See Notes 15B and 15C].

The average exercise price information for the year ended December 31, 1996 was $1.50.

All options were granted at an exercise price equal to the fair market value of the Company's common stock at the date of grant, and pursuant to APB Opinion No. 25 no compensation cost was recognized in operations. The fair value of the options was estimated using the Black-Scholes fair value method with the following weighted average assumptions:

                          Exercise Price                                $1.50

                          Expected Life                                 3 years

                          Volatility                                    76.25%

                          Expected Dividends                              -0-

                          Risk Free Interest Rate                         6%

The weighted average fair value of options at the date of grant using the fair value based method during 1996 was estimated to be $.80.

If the Company had accounted for the issuance of all options and compensation based warrants pursuant to the fair value based method of SFAS No. 123, the Company would have recorded additional compensation expense totaling $104,000 for the year ended December 31, 1996, and the Company's net loss and net loss per share would have been as follows:

                                                                    Year Ended
                                                                   December 31,
                                                                         1996

                  Net Loss as Reported                             $ (499,639)
                                                                    ==========
                  Pro Forma Net Loss                               $ (603,639)
                                                                    ==========
                  Net Loss Per Share as Reported                   $     (.45)
                                                                    ===========
                  Pro Forma Net Loss Per Share                     $     (.55)
                                                                    ===========

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #10

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------

[15] Stock Option Plans [Continued]

A summary of the activity in the option plans is as follows:

           Options outstanding at January 1, 1996                        -0-
           Granted                                                     129,375
           Exercised                                                     -0-
           Forfeited                                                     -0-
                                                                        ------
           Outstanding at December 31, 1996                            129,375
           --------------------------------                            =======

           Exercisable at December 31, 1996                              -0-
                                                                       =======

The following summarizes option information as of December 31, 1996:

    Range of                        Weighted Average        Weighted Average
Exercise Prices       Shares        Contractual Life         Exercise Price

     $1.50           149,325             6.5 Years                 $1.50

[B] 1996 Senior Executive Stock Option Plan - This Plan provides for the grant of options to a certain management group for the purchase of up to 405,000 common shares of the Company. The 1996 Executive Plan provides for the grant to executives and directors of the Company options to purchase 405,000 common shares of the Company, respectively, at an exercise price of $5.00 per share [the "Executive Plan Options"]. The Executive Plan Options shall terminate in 2006 and vest in one-third increments in each of 1999, 2000 and 2001 following the issuance of audited financial statements for the prior year, provided the Company's cumulative pre-tax income from operations exceeds $300,000, without giving effect to any charge to earnings resulting from an issuance of common shares to bridge lenders [See Note 10], $3,000,000 and $7,500,000 for the fiscal years ending December 31, 1998, December 31, 1999 and December 31, 2000, respectively [the "Cumulative Goals"]. In the event a particular Cumulative Goal is not reached through December 31 of any given year, the particular installment of such Executive Plan Options will nevertheless vest in a future year when the cumulative Goal for a succeeding year is met. No amount has been accrued, because the best estimate is that a positive outcome of the performance condition is remote.

[C] 1996 Non-Executive Stock Option Plan - This Plan provides for the grant of options to employees of the Company other than to eligible optionees under the 1996 Senior Executive Stock Option Plan to purchase up to 150,000 common shares. No options have been granted under the 1996 Non-Executive Stock Option Plan.

[16] Subsequent Events

[A] Prior Initial Public Offering - A prior proposed public offering, initiated by the Company during 1996, was terminated in February 1997. Deferred offering costs of $130,053, related to this proposed public offering, have been expensed in 1996, and $33,377, incurred in 1997, were expensed in 1997.

[B] Line of Credit - Related Party

In January 1997 the Company was extended a $150,000 line of credit from a related party. $75,000 of this facility was drawn upon in January 1997, and the remaining $75,000 was drawn upon in May 1997. Any amounts drawn on the line are to be repaid on the first anniversary date funds were drawn. Interest is payable on demand at an annual rate of 10 percent. In further consideration for the loan, the Company will issue warrants to purchase 30,000 shares of the Company's common stock at an exercise price of $6.00 per share. Such warrants become exercisable for a ten year period commencing on the first anniversary date funds were drawn.

The fair value of the warrants at the date of issuance, of approximately $38,600, will be recorded as a debt discount and will be amortized over the term of the debt into interest expense.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #11

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------
[16] Subsequent Events [Continued]

[C] Notes Payable - Product Acquisition and Financing - In May 1997, the Company and the holder of the notes payable note - product acquisition and financing [See Note 4] agreed to extend the due date of the 1997 installment payment of $200,000 from March 31, 1997 to June 30, 1997. Pursuant to the agreement, the holder and the Company agreed that, if the installment due on June 30, 1997 was not made, the Company would issue 72,727 shares of its common shares to the note holder in lieu of such installment payment. On June 30, 1997, the Company issued 72,727 shares of common stock to such note holder.

[D] Proposed Initial Public Offering - The Company is offering for public sale 1,400,000 shares of common stock at a price of $5.00 per share. Although no assurance can be given that the proposed initial public offering will be successful, the Company intends to utilize the net proceeds from the proposed initial public offering of approximately $5,750,000 for the partial repayment of debt, product acquisition, research and development, hiring of additional personnel and working capital purposes.

[E] Employment Agreement - The Company intends to enter into an employment agreement with the President Chief Executive Officer and Executive Vice President on the closing date of the initial public offering for an initial term of three years, providing a salary of $120,000 and $96,000, per annum, respectively.

[F] Underwriter's Purchase Options - As a part of the consideration of its services in connection with the Company's proposed initial public offering described herein [See Note 16D], the Company has agreed to issue to the underwriter, for nominal consideration, a warrant to purchase up to 140,000 shares of common stock at an exercise price of 150% of the public offering price of such shares and warrants for a three year period commencing one year after the effective date of the proposed initial public offering. The non-cash cost of such options, representing a cost of raising capital will be recorded as a charge and credit to stockholders' equity when the options are issued.

[G] Stockholder's Equity - In July, 1997 the Company issued 25,000 common shares to its SEC Counsel in consideration for current work being done pursuant to the Company's proposed initial public offering. Such shares were recorded at their fair value (approximately $100,000) at the date of issuance and have been classified as a cost of the proposed initial public offering.

[H] Economic Dependency - On September 1, 1997, the Company entered in a exclusive agreement (the "Agreement") with another manufacturer, whereby such manufacturer will produce this product in sufficient quantity to meet the Company's projected sales. This Agreement has an initial term of three years from the date that the first order is placed by the Company. This Agreement is automatically renewable for successive two year terms unless written notice of termination is given by either party at least one year prior to the termination of the initial or successive term. In the event of early termination of the Agreement, the manufacturer, at the Company's request, will provide the Company with a supply of the product equal to the amount purchased by the Company in the previous year.

[I]  Bridge  Financing  -  On  September  10,  1997  in  consideration   for  an
acceleration of the due date of the bridge note payable (see note 10) to December 1, 1997, the bridge lender relinquished 80,000 common shares to the Company. Such common shares were then retired by the Company. Such transaction has been recorded as a change in accounting estimate by the Company.

[17] Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" in June of 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishing of liabilities. SFAS No. 125 is effective for financial statements issued for fiscal years occurring after December 31, 1996 and is to be applied prospectively. SFAS No. 125 is not expected to have an impact on the Company. Some provisions of SFAS No. 125, which are unlikely to apply to the Company, have been deferred by the FASB.

NICHE PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #12

[Information as of and for the six months ended June 30, 1997 and 1996 is Unaudited]
--------------------------------------------------------------------------------
The FASB has issued SFAS No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information About Capital Structure." Both are effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 simplified the computation of earning per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share. The statement requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

While the Company has not analyzed SFAS No. 128 sufficiently to determine its long-term impact on per share reported amounts, SFAS No. 128 should not have a significant effect on historically reported per share loss amounts.

SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

[17] Authoritative Pronouncements [Continued]

In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" and SFAS 131, "Disclosures About Segments of an Enterprise and Related Information." Both are effective for financial statements for fiscal years beginning after December 15, 1997. The Company will adopt both statements on January 1, 1998. Adoption is not expected to have a material impact on the financial position and results of operations.

[18] Unaudited Interim Statements

The financial statements for the six months ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments [consisting solely of normal recurring adjustments] necessary to make the financial statements not misleading have been made. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

_______________________        ________________

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.
                                  -----------
                               TABLE OF CONTENTS
                                                                           Page

Prospectus Summary.............................................................
Risk Factors...................................................................
Use of Proceeds................................................................
Dilution.......................................................................
Capitalization.................................................................
Dividend Policy................................................................
Bridge Financing...............................................................
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations..................................................................
Business.......................................................................
Management.....................................................................
Principal and Selling Stockholders.............................................
Certain Relationships and Related Transactions.................................
Description of Securities......................................................
Underwriting...................................................................
Legal Matters..................................................................
Experts........................................................................
Additional Information.........................................................
Glossary.......................................................................
Financial Statements...........................................................


                                  -------------
     Until , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


----------------------------------------





                        1,400,000 Shares of Common Stock









                          NICHE PHARMACEUTICALS, INC.











                                  ------------
                                   PROSPECTUS









                               CLAYTON, DUNNING &
                                  COMPANY INC.










                                     , 1997




                     -------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation law. The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In connection with the Offering, the Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the registration statement, the Prospectus, or any such amendment or supplement thereto.

     The Company intends to obtain has liability insurance coverage for its officers and directors in the amount of $1,000,000 per person.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

                  SEC Registration Fee                               $ 2,712.10
                  NASD Filing Fee                                      2,000.00
                  Blue Sky Fees and Expenses                          21,000.00
                  Registrant's Counsel Fees and Expenses             150,000.00
                  Accountant's Fees and Expenses                      45,000.00
                  Underwriter's Non-Accountable Expense Allowance    210,000.00
                  Printing Expenses                                   40,000.00
                  Nasdaq Listing Fee                                   7,500.00
                  Blue Sky Counsel Fees                               35,000.00
                  Transfer Agent and Registrar's Fee and Expenses      2,000.00
                  Miscellaneous Expenses                              34,787.90
                                                                     ----------
                  Estimated Total                                   $550,000.00
                                                                     ==========


Item 26.          Recent Sales of Unregistered Securities.

     The Company sold the following Common Shares during the past three years. The number of Common Shares referred to herein gives effect to a 2 for 1 stock split on February 8, 1996, and a 1.25 for 1 stock split effective as of October 15, 1996 in connection with the Company's reincorporation in the State of Delaware.

     During the period November 1994 through March 1995, the Company sold the following number of Common Shares in a private offering, for $2.00 per share in cash, to the following persons (in the years indicated below):

       1994
                                            Number of                 Aggregate
                                            Common                      Cash
Name                                        Shares                 Consideration

Roger G.  Boyer                                2,500                $    5,000
Frank E.  Putt                                 2,500                     5,000
Joseph A.  Spinella                            2,500                     5,000
B.J. Shaw                                      2,500                     5,000
Richard L.  Shumate, Jr.                       2,500                     5,000
Billy J.  Baxley                               7,500                    15,000
Allan R. Avery                                 7,500                    15,000
                                              ------                    ------
Total                                         27,500                  $ 55,000
                                              ======                    ======


     1995
                                             Number of              Aggregate
                                               Common                  Cash
Name                                           Shares              Consideration

David A. Wang                                  2,500                  $5,000
Ronald Tennissen                               2,500                   5,000
Don J. Teague                                  2,500                   5,000
W. Craig Carlisle                              2,500                   5,000
Ron L. Montgomery                              2,500                   5,000
Robert T. Meyer                                2,500                   5,000
Allan R. Avery                                 7,500                  15,000
                                               -----                   ------
Total                                         22,500                $ 45,000
                                              ======                  ======

     In December 1996, the Company borrowed $100,000 from Dominant Construction Corp. (the "Bridge Lender") in a Bridge Financing transaction. In consideration for making the loan, the Company issued to the Bridge Lender 100,000 Common Shares (of which 80,000 have been relinquished by the Bridge Lender and cancelled).

     In January 1997, the Company entered into a Credit Agreement with an affiliate of Allan R. Avery which provided the Company with a $150,000 credit facility all of which has been borrowed by the Company. In consideration for providing the credit facility, the Company issued Mr. Avery's affiliate a warrant to purchase 30,000 Common Shares of the Company at an exercise price of $6.00 per share, such warrant being exercisable for a period of five years commencing on the first anniversary of the date of the Prospectus included in this Registration Statement.

     As of June 30, 1997, the Company issued 72,727 Common Shares to Bertek Pharmaceuticals, Inc. in payment of a $200,000 installment on the purchase price for Unifiber(R).

     Effective July 1997, the Company issued to Certilman Balin Adler & Hyman, LLP 25,000 Common Shares in consideration of legal services.


     All the foregoing transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Act pursuant to Section 4(2) thereof. Except as otherwise indicated below, sales of the Common Shares were without the use of an underwriter, and the certificates evidencing the securities relating to the foregoing transactions bear restrictive legends permitting the transfer thereof only upon registration of such securities or an exemption under the Act. The Company believes that the purchasers in the foregoing transactions were sophisticated or accredited investors.


     Sterling Foster & Company, Inc. ("Sterling Foster") acted as placement agent for the Company in connection with the Bridge Financing on a "best efforts, all or none" basis. Sterling Foster received a placement fee of 7% of the gross proceeds of the bridge financing, or $7,000. The Company also paid the fees and disbursements of Sterling Foster's counsel in connection with representing the Underwriter in its capacity of placement agent in the Bridge Financing transaction.


Item 27.          Exhibits.

   Exhibit
   Number         Title of Exhibit

     1.1 Form of Underwriting Agreement by and between the Company and the Underwriter.

     2.1 Agreement of Merger between the Company and Niche Pharmaceuticals, Inc., a Texas corporation.*

     3.1  Articles of Incorporation of the Company.*

     3.2  By-Laws of the Company.*


     4.1  Specimen Common Share Certificate.*


     4.2  Form of Underwriter's Common Share Purchase Warrant.

     5.1  Opinion  of  Certilman  Balin  Adler &  Hyman,  LLP,  counsel  for the
          Company.**


     10.1 Loan Agreement, dated January 11, 1991, between Stephen F. Brandon and the Company.*

     10.2 $500,000 Promissory Note (the "Brandon Note"), dated January 11, 1991, by the Company to Stephen F. Brandon.*

     10.3 Letter Agreement dated November 22, 1996, between Stephen F. Brandon and the Company, extending the payment date of the Brandon Note to January 11, 1998.*

     10.4 Authorization and Loan Agreement among the U.S. Small Business Administration (dated January 9, 1992), the Company (dated April 8,
             1992), and First National Bank of Grapevine (dated April 8, 1992).*

     10.5 $250,000 Promissory Note, dated April 8, 1992, of the Company to First National Bank of Grapevine.*

     10.6 $300,000 Promissory Note, dated October 11, 1996, of the Company to Mercantile Bank of Kansas City.*


     10.7    Purchase  Agreement,  dated October 17, 1995,  between the Company
             and Bertek   Pharmaceuticals   Inc.   (formerly   known   as  Dow
             Hickam Pharmaceuticals Inc.)*


     10.8 Lease, dated July 30, 1996, between Eva L. Zweifel Huntsman and the Company.*


     10.9 Third Party Manufacturing Agreement between the Company (dated June 19, 1997) and Schering Corporation (dated July 1, 1997).


     10.10 Form of Employment Agreement between the Company and Stephen F. Brandon.*


     10.11   1996 Stock Option Plan, as amended.*

     10.12   1996 Senior Executive Stock Option Plan.

     10.13   1996 Non-Senior Executive Stock Option Plan.*

     10.14 Credit Agreement, dated January 20, 1997, between GEM Communications, Inc. and the Company.*

     10.15 Promissory Note, dated January 20, 1997, by the Company to GEM Communications, Inc.*

     10.16 Common Share Purchase Warrant, dated January 20, 1997, issued to GEM Communications, Inc. to purchase 30,000 Common Shares.*

     10.17 Third Party Manufacturing Agreement, effective as of September 1, 1997, between IFP, Inc. and the Company.

     10.18 Escrow Agreement dated __, 1997 among the Company, the Underwriter and First Union National Bank of Florida.**


     23.1    Consent of Moore Stephens,   P.C.,   independent  certified  public
             accountants.

     23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5.1 hereto).

     23.3 Consent of Robert C. Lau, the Underwriter's designee to the Company's Board of Directors.


     27.0 Financial Data Schedule.

         * Previously filed.

        ** To be filed by Amendment.

Item 28.          Undertakings.

(a)  Rule 415 Offering.

     The undersigned Company will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i)  include any prospectus required by section 10(a)(3) of the Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

     (iii)include any additional or changed material information on the plan of distribution.

(2) for determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  Equity Offerings of Nonreporting Small Business Issuers.

     The undersigned Company will provide to the Underwriter, at the closing specified in the underwriting agreement, Common Share certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(c)  Indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 24 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  Rule 430A.

     The undersigned Company will:

(1) for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Act, as part of this Registration Statement as of the time the Commission declared it effective;

(2) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(e)  Rule 424(c) Supplement; Post Effective Amendment.

     The undersigned Company will, in the event the Underwriter in this Offering enters into transactions with the Selling Stockholder, or waives the "lock-up" restrictions applicable to such Selling Stockholder's Common
     Shares:

(1) involving from 5% up to 10% of the Selling Stockholder's Common Shares, file "sticker" supplements to the Prospectus pursuant to Rule 424(c) under the Act; or

(2) involving over 10% of the Selling Stockholder's registered Common Shares, file a post-effective amendment to the Registration Statement.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Roanoke, State of Texas, on September 16, 1997.


                                       NICHE PHARMACEUTICALS, INC.

                                       By:/s/ Stephen F. Brandon
                                         Stephen F.  Brandon, President
                                         Chief Executive Officer, and Treasurer



     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

      Signature                 Title                            Date


/s/ Stephen F. Brandon   President, Chief Executive         September 16, 1997
Stephen F. Brandon       Officer, Treasurer, Principal
                         Accounting Officer and
                         Director

   *
---------------------    Executive Vice President-          September 16, 1997
Thomas F. Reed           Corporate Development
                         and Director

   *
---------------------    Vice President and Director        September 16, 1997
Jean R. Sperry


   *
---------------------    Director                           September 16, 1997
Allan R. Avery

    *
---------------------    Director                           September 16, 1997
J. Leslie Glick



* By:  /s/ Stephen F. Brandon
       Stephen F. Brandon
       Attorney-in-Fact